Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re: Centric Brands Inc., et al.,[1] Debtors.	Chapter 11 Case No. 20-22637 (SHL) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER CONFIRMING THE FIFTH AMENDED JOINT

CHAPTER 11 PLAN OF REORGANIZATION OF CENTRIC BRANDS INC. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

WHEREAS Centric Brands Inc. (“Centric Brands”) and its affiliated debtors and debtors in possession (each, a “Debtor” and collectively, the “Debtors”) in the above-captioned chapter 11 cases, have, among other things:2

a.

commenced the above-captioned chapter 11 cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 18, 2020 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;
c.	filed, on May 29, 2020, (i) the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to

[1]

The Debtors in these chapter 11 cases, for which joint administration has been granted, along with the last four digits of their federal tax identification numbers, are as follows:  Centric Brands Inc. (8178); Added Extras LLC (5851); American Marketing Enterprises Inc. (9672); Briefly Stated Holdings, Inc. (9890); Briefly Stated Inc. (6765); Centric Bebe LLC (2263); Centric Brands Holding LLC (3107); DBG Holdings Subsidiary Inc. (4795); DBG Subsidiary Inc. (6315); DFBG Swims, LLC (8035); F&T Apparel LLC (9183); Centric Accessories Group LLC (3904); Centric Beauty LLC (8044); Centric Denim Retail LLC (1013); Centric Denim USA, LLC (9608); Centric Jewelry Inc. (6431); Centric Socks LLC (2887); Centric West LLC (3064); Centric-BCBG LLC (5700); Centric-BCBG Retail LLC (4915); HC Acquisition Holdings, Inc. (4381); Hudson Clothing, LLC (2491); Hudson Clothing Holdings, Inc. (4298); Innovo West Sales, Inc. (8471); KHQ Athletics LLC (7413); KHQ Investment LLC (0014); Lotta Luv Beauty LLC (0202); Marco Brunelli IP, LLC (0227); RG Parent LLC (4002); RGH Group LLC (9853); Robert Graham Designs, LLC (1207); Robert Graham Holdings, LLC (0213); Robert Graham Retail LLC (7152); Rosetti Handbags and Accessories, Ltd. (2905); and VZI Investment Corp. (5233).

[2]

All capitalized terms used and not otherwise defined in these Findings of Fact, Conclusions of Law, and Order Confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code shall have the meanings ascribed to them in the Plan (as defined herein).  The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order (as defined herein).

Chapter 11 of the Bankruptcy Code [Docket No. 118], which disclosure statement and related documents were subsequently amended, and (ii) the Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 119], which plan and related documents were subsequently amended;

d.

filed, on June 11, 2020, the Debtors’ Motion for Entry of an Order Approving (I) the Adequacy of Information in the Disclosure Statement; (II) Solicitation and Notice Procedures; (III) Forms of Ballots and Notices in Connection Therewith; (IV) Certain Dates with Respect Thereto; and (V) Granting Related Relief [Docket No. 189];

e.

filed, on July 3, 2020, the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 337] which attached, as Exhibit A, the Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code;

f.

filed, on July 6, 2020, the Notice of Filing of Revised Exhibit to Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 339];

g.

filed, on July 14, 2020, the Debtors’ Omnibus Reply in Support of Debtors’ Motion for Entry of an Order Approving (I) the Adequacy of Information in the Disclosure Statement; (II) Solicitation and Notice Procedures; (III) Forms of Ballots and Notices in Connection Therewith; (IV) Certain Dates with Respect Thereto; and (V) Granting Related Relief [Docket No. 363];

h.

filed, on July 15, 2020, the Second Amended Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 369], which attached as Exhibit A the Second Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code;

i.

filed, on July 16, 2020, the Third Amended Disclosure Statement for the Third Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 377], which attached as Exhibit A the Third Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code;

j.

filed, on July 16, 2020, the Debtors’ Motion for Entry of an Order Pursuant to Sections 105(a) and 365 of the Bankruptcy Code (I) Setting Assumption Amounts for Certain Contracts; (II) Establishing Procedures Related Thereto; and

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(III) Granting Related Relief [Docket No. 381] (the “Assumption Procedures Motion”);

k.

filed, on July 24, 2020, the solicitation versions of (i) the Third Amended Disclosure Statement for the Third Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 416] (the “Disclosure Statement”); and (ii) the Third Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 417] (the “Prior Plan”);

l.

caused to be distributed by July 24, 2020 (the “Solicitation Date”) (i) solicitation materials, (ii) notice of the deadline for objecting to confirmation of the Plan, and (iii) the Order Approving: (I) the Adequacy of Information in the Disclosure Statement; (II) Solicitation and Notice Procedures; (III) Forms of Ballots and Notices in Connection Therewith; (IV) Certain Dates with Respect Thereto; and (V) Granting Related Relief [Docket No. 397] (the “Disclosure Statement Order”), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, and Ballots (collectively, the “Solicitation Packages”), as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 453];

m.

caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be given to parties in interest in the chapter 11 cases and to be published on July 27, 2020 in national edition of The New York Times, in accordance with the Disclosure Statement Order, as evidenced by the Affidavit of Publication [Docket No. 433];

n.

caused notices of Assumption Amounts for the Subject Contracts and Leases (as such terms are defined in the Assumption Procedures Motion) to be served on the counterparties to such Subject Contracts and Leases on July 31, 2020, as evidenced by, among other things, the Affidavit of Service [Docket No. 472], in accordance with the Order Approving Debtors’ Motion for Entry of an Order Pursuant to Sections 105(a) and 365 of the Bankruptcy Code (I) Setting Assumption Amounts; (II) Establishing Procedures Related Thereto; and (III) Granting Related Relief [Docket No. 445] (the “Assumption Procedures Order”);

o.

filed, on September 1, 2020, the Notice of Filing of Plan Supplement [Docket No. 571], which included the following documents: (i) the Assumed Executory Contracts and Unexpired Leases Schedule; (ii) the Assumed Amended Executory Contracts and Amended Unexpired Leases Schedule; (iii) the Rejected Executory Contracts and Unexpired Leases Schedule; (iv) the Identities of the Members of the Reorganized Centric Board and the Executive Management of Reorganized Centric; (v) the Schedule of Retained Causes of Action; (vi) the Released Causes of Action Schedule; (vii) the Description of Restructuring Transactions; (viii) the Organizational Documents for Reorganized Centric, including (A) the Certificate of Formation, (B) the Certificate of Conversion, and (C) the LLC Agreement;

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(ix) the New Management Agreement Summary; (x) the Management Incentive Plan Summary; (xi) the form of the Exit Credit Facility Agreement; and (xii) a Term Sheet Summary of Exit Securitization Facility Documents (together and as amended or supplemented thereafter, the “Plan Supplement”);

p.

filed, on September 10, 2020, the Declaration of Alex Orchowski of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Third Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 621] (as may be amended, modified, or supplemented, the “Voting Certification”);

q.

filed, on September 12, 2020, the Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 625];

r.

filed, on September 15, 2020, the Debtors’ (I) Memorandum of Law in Support of Confirmation of Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and (II) Omnibus Reply to Objections Thereto [Docket No. 633] (the “Confirmation Brief”);

s.

filed, on September 15, 2020, the Declaration of Jamie Baird in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 634] (the “Baird Declaration”);

t.

filed, on September 15, 2020, the Declaration of Patrick J. Bartels, Jr. in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 635] (the “Bartels Declaration”);

u.

filed, on September 15, 2020, the Declaration of Joseph J. Sciametta in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 636] (the “Sciametta Declaration” and, together with the Baird Declaration and the Bartels Declaration, the “Confirmation Declarations”);

v.

filed, on September 15, 2020, the Notice of Filing of Proposed Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (this “Confirmation Order”);

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w.

filed, on September 18, 2020, the Fifth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 654] (the “Plan”);[3]

AND WHEREAS, this Court has:

a.	entered the Assumption Procedures Order;
b.	entered the Disclosure Statement Order;
c.	set September 4, 2020, at 5:00 p.m. (prevailing Eastern Time) as the deadline for voting on the Plan;
d.	set September 8, 2020, at 4:00 p.m. (prevailing Eastern Time) as the deadline for filing objections to the Plan;
e.	set September 17, 2020, at 11:00 a.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing;
f.

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Brief, the Confirmation Declarations, the Voting Certification, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the chapter 11 cases;

g.	held the Confirmation Hearing;
h.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;
i.	considered all testimony, documents, filings, and other evidence admitted at Confirmation; and
j.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn, unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of

[3]	The Plan, which is confirmed as set forth herein, is attached hereto as Exhibit 1.

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Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

I.FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Federal Rule of Bankruptcy Procedure (the “Bankruptcy Rules”) 7052, made applicable to this proceeding by Bankruptcy Rule 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).

2.The Court has jurisdiction over the chapter 11 cases pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Court has the jurisdiction to enter a Final Order determining that the Plan complies with the applicable provisions of the Bankruptcy Code and applicable law and should be confirmed and approved.  Venue is proper before the Court pursuant to 28 U.S.C. § 1408.

C.	Eligibility for Relief.

3.The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Judicial Notice.

4.The Court takes judicial notice of (and deems admitted into evidence for Confirmation) the docket of the chapter 11 cases maintained by the Clerk of the Court or its duly

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appointed agent, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the chapter 11 cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing.  Any resolutions of any objections explained on the record at the Confirmation Hearing are incorporated herein by reference.

E.	Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

5.The Plan, the Disclosure Statement, the Disclosure Statement Order, the ballots for voting on the Plan (the “Ballots”), the Confirmation Hearing Notice, the Non-Voting Status Notices including the Third Party Release (defined herein) opt-out or opt-in (as applicable) contained therein, the Debtors’ Cover Letter, the Committee Letter, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the  “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and with the procedures set forth in the Disclosure Statement Order.  Notice of the Confirmation Hearing was appropriate, sufficient and satisfactory based upon the circumstances of the chapter 11 cases.  The transmittal and service of the Confirmation Materials complied with the approved Solicitation Procedures, were appropriate and satisfactory based upon the circumstances of the chapter 11 cases, were conducted in good faith, and were in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations.  Additionally, in accordance with the Disclosure Statement Order, the Debtors timely published the Notice of the Confirmation Hearing in the national edition of The New York Times.  Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

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F.	Voting.

6.On September 10, 2020, the Notice and Claims Agent filed the Voting Certification.  As evidenced thereby, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Local Rules.

G.	Good-Faith Solicitation (11 U.S.C. § 1125(e)).

7.Based on the record before the Court in the chapter 11 cases, (a) each Debtor and such Debtor’s current and former directors, managers, officers, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, each solely in their capacity as such; (b) the Consenting Creditors; (c) the DIP Lenders; (d) the lenders that provided the 2020 Term Loans; (e) the DIP Agents; (f) First Lien Agents; (g) the Second Lien Agent; (h) PNC and each other party from time to time party to the PNC Sale Agreement Documents; (i) PNC in its capacity as letter of credit bank under the L/C Facility; (j) the Exit Financing Agents; (k) the Exit Financing Lenders; (l) the Specified Equity Holders; (m) the Committee; (n) each member of the Committee, solely in its capacity as such; and (o) with respect to each of the foregoing clauses (b) through (n), each such entity’s current and former Affiliates, and such entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each solely in their capacity as such, have acted in “good faith” within the meaning

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of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in connection with all of their respective activities relating to the offer, issuance, sale, solicitation, and/or purchase of the securities offered, issued, sold, solicited, and/or purchased under the Plan, their participation in the chapter 11 cases, and the activities described in section 1125 of the Bankruptcy Code and therefore are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

H.	Plan Supplement.

8.The filing and notice of the Plan Supplement, and any modifications or supplements thereto, were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

I.	Modifications to the Plan.

9.Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Prior Plan since the commencement of solicitation, as described or set forth herein or at the Confirmation Hearing, in the Plan Supplement or in the Plan, as currently on-file with the Court, constitute technical changes or changes with respect to particular Claims made pursuant to the agreement of the Holders of such Claims and do not materially or adversely affect or change the treatment of any other Claims or Interests.  Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

10.This Confirmation Order contains or results in modifications to the Plan that were made to address objections and informal comments received from various parties-in-interest.

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Modifications to the Plan since the entry of the Disclosure Statement Order are consistent with the provisions of the Bankruptcy Code.  The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications.  The Plan as modified shall constitute the Plan submitted for Confirmation.

J.	Objections.

11.To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, adjourned, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

K.	Burden of Proof.

12.The Debtors, as the proponents of the Plan, have met their burden of proving the elements of the applicable sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

L.	Bankruptcy Rule 3016.

13.The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

M.	Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).

14.The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)

Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)).  As required by section 1123(a)(1) of the Bankruptcy Code, in addition to Administrative Claims, including PNC Securitization Facility Claims, L/C Facility Claims, DIP Claims, Professional Fee Claims, Transaction Expenses, and Priority Tax Claims, which need not be classified, Article III of the Plan designates 10 Classes of Claims and Interests.  As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as

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applicable, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)

Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Article III of the Plan specifies that Classes 1 and 2 are Unimpaired under the Plan, and Classes 8 and 9 are either deemed Unimpaired or Impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)

Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Article III of the Plan specifies that Classes 3, 4, 5, 6, 7, and 10 are Impaired under the Plan, and that Classes 8 and 9 are either deemed Unimpaired or Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)

No Discrimination (11 U.S.C. § 1123(a)(4)).  Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class except to the extent that a Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)

Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (i) the compromise or settlement of all Claims and Interests and controversies; (ii) the Reorganized Centric Organizational Documents; (iii) the consummation of the Restructuring Transactions; (iv) the issuance of the Reorganized Centric Equity Interests; (v) the establishment of the Claims Cash Pool Account; (vi) the creation of the Creditors’ Oversight Administrator Escrow and transfer of the Creditors’ Oversight Administrator Funding Amount thereto; (vii) the selection of the Creditors’ Oversight Administrator; (viii) the cancellation of certain existing agreements, obligations, instruments, and Interests; (ix) the entry into the Exit First Lien Revolving Credit Facility, Exit First Lien Term Loan Facility, and the Exit Securitization Facility; (x) the continued vesting of the assets of the Debtors’ Estates and in the Reorganized Debtors; and (xi) all other actions that the Debtors determine, with the consent of the Required Consenting Creditors, not to be unreasonably withheld, conditioned, or delayed, to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f)

Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).  As required by section 1123(a)(6) of the Bankruptcy Code, the Reorganized Centric Organizational Documents include, among other things, a provision prohibiting the issuance of non-voting equity Securities.

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(g)

Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.  The Plan Supplement discloses the individuals who will serve as the Reorganized Debtors’ officers and directors. The Plan and the Reorganized Centric Organizational Documents, as applicable, are consistent with the interests of the creditors and equity security holders and with public policy with respect to the manner of selection of the Reorganized Debtors’ officers and directors.  Accordingly, the Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code.

(h)

Additional Plan Provisions (11 U.S.C. § 1123(b)).  The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and, therefore, are consistent with section 1123(b) of the Bankruptcy Code.

(i)

Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)).  As contemplated by section 1123(b)(1) of the Bankruptcy Code, pursuant to the Plan, Classes 1 and 2 are Unimpaired, Classes 3, 4, 5, 6, 7, and 10 are Impaired, and Classes 8 and 9 are either deemed Unimpaired or Impaired.

(ii)

Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)).  Article V of the Plan provides that all Executory Contracts and Unexpired Leases not otherwise assumed or rejected will be deemed rejected by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, other than:  (a) those that are identified on the Assumed Executory Contracts and Unexpired Leases Schedule; (b) those that have been previously rejected by a Final Order; (c) those that have been previously assumed by a Final Order; (d) those that are the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) those that are subject to a motion to assume or reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such assumption or rejection is after the Effective Date.

(iii)

Compromise and Settlement (11 U.S.C. § 1123(b)(3)(A)).  In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, and the global settlement embodied therein among the Debtors, the Committee, the First Lien Lenders, the Second Lien Lenders, Tengram and the Tengram Directors (the “Global Settlement”) constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all Holders of Claims or Interests may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest.  The compromise and settlement of such Claims and Interests embodied in the Plan and the Global Settlement

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and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.

(iv)

Retention of Claims (11 U.S.C. § 1123(b)(3)(B)).  In accordance with section 1123(b) of the Bankruptcy Code, Article IV.N of the Plan provides that, among other things, subject to Article VIII of the Plan and the Released Causes of Action Schedule, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and all Avoidance Actions, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan, the Released Causes of Action Schedule, or a Final Order of the Court, the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action.  Additionally, in accordance with section 1123(b)(3) of the Bankruptcy Code and Article IV.H of the Plan, any Causes of Action preserved pursuant to Article IV.N of the Plan that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.

(v)

Other Appropriate Provisions (11 U.S.C. § 1123(b)(5)–(6)).  The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (1) distributions to Holders of Claims and Interests, including Holders of Secured Claims, (2) resolution of Disputed Claims and Interests, (3) allowance of certain Claims, (4) releases by the Debtors of certain parties, (5) releases by certain third parties, (6) exculpation of certain parties, (7) the injunction of certain Claims and Causes of Action in order to implement the discharge, release and exculpation provisions, and (8) retention of this Court’s jurisdiction, thereby satisfying the requirements of sections 1123(b)(5) and (6) of the Bankruptcy Code.

(i)

Cure of Defaults (11 U.S.C. § 1123(d)).  Article V.C of the Plan provides for the satisfaction of monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned) pursuant to the Plan.  The cure amounts identified in the Notice of (A) Executory Contracts  and Unexpired Leases to be Assumed by the Debtors Pursuant to the Plan, (B) Cure Amounts, if Any, and (C) Related Procedures in Connection Therewith and the Notice of (A) Executory Contracts and Unexpired Leases to be Assumed as Amended by the Debtors Pursuant to the Plan, (B) Cure Amounts, if Any, and (C) Related Procedures in Connection Therewith  sent to counterparties to such Executory Contracts and Unexpired Leases, and any amendments thereto, as applicable, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such cure Claims.  Any disputed cure amounts will be determined in accordance with

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the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law; provided, that, the Debtors’ rights under Article V of the Plan are preserved in their entirety, including the Debtors’ rights to change their decision to assume any Executory Contract or Unexpired Lease, unless an order of the Court expressly provides otherwise, including without limitation the Order Extending the Time Within Which the Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property [Docket No. 580].The assumption of any Executory Contract or Unexpired Lease on the Assumed Amended Executory Contract and Amended Unexpired Lease Schedule will only be effective upon the Effective Date of the Plan.  As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

N.	The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).

15.The Debtors have complied with the applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code.  Specifically:

(a)	the Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;
(b)	the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and
(c)

the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in transmitting the Confirmation Materials and related notices and in soliciting and tabulating the votes on the Plan.

O.	Good Faith Proposal of the Plan (11 U.S.C. § 1129(a)(3)).

16.The Debtors have proposed the Plan (including the Plan Documents (defined herein) and all other documents necessary or appropriate to effectuate the Plan) in good faith and not by any means forbidden by law.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the chapter 11 cases and the formulation of the Plan.  The Debtors’ good faith is evident from the facts and record of the chapter 11 cases, the Disclosure Statement, the Confirmation Declarations, and the record of the Confirmation Hearing.  The Plan was proposed with the legitimate and honest purpose of

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maximizing the value of the Debtors’ Estates and to effectuate a successful restructuring of the Debtors.  The Plan was the product of extensive negotiations conducted at arm’s length among the Debtors and their key stakeholders, including the parties to the Restructuring Support Agreement and the Committee.  Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors to implement the Global Settlement and consummate their value-maximizing Plan.  Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

P.	Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

17.Any payment made or to be made under the Plan for services or for costs and expenses in, or in connection with, the chapter 11 cases, or in connection with the Plan and incident to the chapter 11 cases, has been or will be disclosed to the Court, and any such payment made before the Confirmation of the Plan is reasonable, or is subject to the approval of the Court as reasonable, if it is to be fixed after Confirmation of the Plan, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Q.	Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).

18.The Debtors have disclosed the identity and affiliations of all persons proposed to serve on the Reorganized Centric Board and the officers of the Reorganized Debtors at or prior to the Confirmation Hearing.

19.The Plan complies with section 1129(a)(5)(A)(ii) of the Bankruptcy Code because the appointment of the identified members of the Reorganized Centric Board and officers of the Reorganized Debtors is consistent with the interests of the creditors and equity security holders

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and with public policy.  Accordingly, the Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code.

R.	No Rate Changes (11 U.S.C. § 1129(a)(6)).

20.Section 1129(a)(6) of the Bankruptcy Code is not applicable to the chapter 11 cases.  The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

S.	Best Interests of Holders of Claims and Interests (11 U.S.C. § 1129(a)(7)).

21.Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

22.The liquidation analysis attached as Exhibit D to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing or in the Sciametta Declaration (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Allowed Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code.

T.	Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).

23.Classes 1 and 2 are Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims in such Classes are conclusively presumed

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to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Classes 3, 4, 5, and 6 are Impaired by the Plan.  All Voting Subclasses for Classes 3 and 4 at each Debtor have voted to accept the Plan.  All Class 6 Voting Subclasses voted to accept the Plan other than the Class 6 Voting Subclass at Centric Denim USA, LLC (the “Class 6 Rejecting Subclass”).  No Holders of Claims in Class 5 submitted votes and Class 5 is therefore presumed to accept the Plan.  Classes 8 and 9 are deemed Impaired or Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims in Classes 8 and 9 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Claims in Classes 7 and 10 (if any) will not receive or retain any property on account of their Claims and, accordingly, such Claims are Impaired and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code (Classes 7 and 10 together with the Class 6 Rejecting Subclass, the “Rejecting Classes”).  Accordingly, the Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code as to all Debtors.

U.	Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)).

24.The treatment of Administrative Claims, Professional Fee Claims, DIP Claims, PNC Securitization Facility Claims, L/C Facility Claims, Other Secured Claims, Priority Tax Claims, and Other Priority Claims pursuant to Articles II and III of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.  Accordingly, the Debtors have satisfied the requirements of section 1129(a)(9) of the Bankruptcy Code.

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V.	Acceptance By at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)).

25.Claims in Classes 3, 4, 5, and 6 are Impaired and entitled to vote under the Plan.  As established by the Voting Certification: (a) all Voting Subclasses for Classes 3 and 4 at each Debtor have voted to accept the Plan; (b) all Class 6 Voting Subclasses voted to accept the Plan other than the Class 6 Voting Subclass at Centric Denim USA, LLC; and (c) no Holders of Claims in Class 5 submitted votes.  Class 5 is therefore presumed to accept the Plan.  Accordingly, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

W.	Feasibility (11 U.S.C. § 1129(a)(11)).

26.The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.  The evidence supporting the feasibility of the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing, including the financial projections set forth in Exhibit E to the Disclosure Statement and the Confirmation Declarations (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, and/or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or the Reorganized Debtors, as applicable; and (e) establishes the Debtors or the Reorganized Debtors, as applicable, will have access to sufficient funds and financial resources, which will enable them to meet their obligations under the Plan.

X.	Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)).

27.As set forth in Article II.G of the Plan, all fees payable pursuant to 28 U.S.C. § 1930(a), together with any interest thereon pursuant to 31 U.S.C. § 3717, shall be paid for each quarter (including any fraction thereof) until the entry of a final decree, the cases are converted to cases under chapter 7 of the Bankruptcy Code or the cases are dismissed, whichever occurs first,

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by the Debtors or the Reorganized Debtors, as applicable.  Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

Y.	Retiree Benefits.

28.As set forth in Article IV.R.2 of the Plan, from and after the Effective Date, all “retiree benefits” (as such term is defined in section 1114 of the Bankruptcy Code), if any shall continue to be paid in accordance with applicable law.  Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code have been satisfied.

Z.	Non-Applicability of Certain Sections (Sections 1129(a)(14), (15), and (16)).

29.Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the chapter 11 cases.  The Debtors owe no domestic support obligations, are not individuals, and are moneyed, business, or commercial corporations or trusts.

AA.	Confirmation of Plan Over Non-Acceptance of Impaired Classes (11 U.S.C. § 1129(b)).

30.The Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code notwithstanding that the requirements of section 1129(a)(8) have not been met, because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” and is “fair and equitable” with respect to the Rejecting Classes.

31.The Plan does not “discriminate unfairly” against any Holders of Claims and Interests in the Rejecting Classes.  The treatment of such Holders is proper because all similarly situated Holders of Claims and Interests will receive substantially similar treatment, and the Debtors have a valid rationale, including for the rationales articulated in the Confirmation Brief, for the Plan’s classification scheme and the disparate treatment, if any, provided for different Classes.

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32.The Plan is also “fair and equitable” with respect to each Rejecting Class because (i) no Interests or Claims junior to the Claims or Interests of the Rejecting Classes will receive or retain any property under the Plan on account of such junior Interests or Claims and (ii) no holder of a Claim senior to the respective Rejecting Classes is receiving more than equal value on account of its Claim.

33.The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

BB.	Only One Plan (11 U.S.C. § 1129(c)).

34.The Plan is the only plan confirmed and therefore satisfies section 1129(c) of the Bankruptcy Code.

CC.	Principal Purpose of the Plan (11 U.S.C. § 1129(d)).

35.The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and there has been no filing by any Governmental Unit asserting any such attempted avoidance.  The Plan, therefore, satisfies section 1129(d) of the Bankruptcy Code.

DD.	Not Small Business Cases (11 U.S.C. § 1129(e)).

36.None of the chapter 11 cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the chapter 11 cases.

EE.	Satisfaction of Confirmation Requirements.

37.Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all of the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

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FF.	Valuation.

38.The valuation analysis attached as Exhibit C to the Disclosure Statement (the “Valuation Analysis”) and the evidence adduced at the Confirmation Hearing and in the Baird Declaration, including the estimated post-emergence enterprise value of the Reorganized Debtors, are reasonable and credible.  All parties in interest have been given the opportunity to challenge the Valuation Analysis.  The Valuation Analysis is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered, and uses reasonable and appropriate methodologies and assumptions.

GG.	Plan Documents.

39.The terms of the Plan, including, without limitation, the Plan Supplement, and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and the Plan Supplement, including the Restructuring Transactions, the Exit Facilities Documents, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order.

HH.	Binding and Enforceable.

40.The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan.  The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and

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shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

II.	Vesting of Assets.

41.Except as otherwise provided in the Plan, the Plan Documents or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including, without limitation, the Released Causes of Action Schedule), on the Effective Date, all property in each Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, shall, pursuant to the Plan, vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided by the Plan or Confirmation Order.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action, without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

JJ.	The Creditors’ Oversight Administrator.

42.The appointment of the Creditors’ Oversight Administrator is an integral component of the Plan and is in the best interests of the Debtors, the Debtors’ Estates, and creditors.

KK.	Executory Contracts and Unexpired Leases.

43.The Debtors have exercised sound business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement.  Except as set forth herein or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, consistent with the

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Assumption Procedures Order and Plan Supplement, the Debtors set assumption amounts pursuant to the Assumption Procedures Order and Plan Supplement, have cured or provided adequate assurances that the Debtors or the Reorganized Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

LL.	Discharge, Compromise, Settlement, Release, Exculpation, and Injunction Provisions.

44.The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the discharge, compromises, settlements, releases, exculpations, and injunctions set forth herein and in Article VIII of the Plan.  Sections 105(a) and 1123(b) of the Bankruptcy Code permit the issuance of the injunctions and approval of the releases, exculpations, and injunctions set forth herein and in Article VIII of the Plan.  Based upon the record of the chapter 11 cases and the evidence proffered or adduced at the Confirmation Hearing, the Court finds that the discharge, compromises, settlements, releases, exculpations, and injunctions set forth herein and in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law.  Further, the discharge, compromises, settlements, releases, exculpations, and injunctions contained herein and in Article VIII of the Plan are integral components of the Plan.  The discharge, compromises, settlements, releases, exculpations, and injunctions set forth herein and in Article VIII of the Plan are hereby approved and authorized in their entirety.

MM.	Global Settlement.

45.The Special Committee concluded that there were no colorable claims against any Released Party, including against Tengram or the Tengram Directors.  Tengram and the Tengram Directors deny any wrongdoing or liability.  Notwithstanding the conclusions of the Special Committee, the Committee contends that claims may exist against Tengram and the Tengram Directors.  Based on these contentions, the relevant parties and the certain insurance carriers have

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negotiated a proposed settlement, incorporated into the Global Settlement and embodied in the Plan, pursuant to which $900,000 will be paid to the Claims Cash Pool in exchange for the releases set forth in the Plan.

NN.	Debtor Release.

46.The releases of Claims and Causes of Action by the Debtors described in Article VIII.C of the Plan, in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”), represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019.  The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims.  The Debtor Release is fair and equitable and complies with the absolute priority rule.

47.The Debtor Release furthermore is an integral part of the Plan and the Global Settlement, and it is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan.  The low probability of success in litigation with respect to the released Causes of Action supports the Debtor Release.  The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors.  The Debtor Release is therefore the result of an arm’s-length negotiation process.

48.The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process.  Specifically, the Released Parties under the Plan made significant concessions and contributions to the chapter 11 cases, including, as applicable, providing postpetition financing, providing exit financing, actively supporting the Plan and the chapter 11 cases, and waiving substantial rights and Claims against the Debtors under the Plan.  The Debtor Release for the Debtors’ directors and officers, as applicable, is appropriate because

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the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and the chapter 11 cases, actively participated in meetings, negotiations, and implementation during the chapter 11 cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

49.The scope of the Debtor Release is appropriately tailored to the facts and circumstances of the chapter 11 cases.  In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan and the Global Settlement, the Debtor Release is appropriate.

OO.	Third Party Release.

50.The release by the Releasing Parties (the “Third Party Release”), set forth in Article VIII.D of the Plan, is an essential provision of the Plan.  The Third Party Release is: (a) consensual; (b) essential to the Plan and the Global Settlement; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third Party Release; (e) materially beneficial to, and in the best interests of, the Debtors, their Estates and their stakeholders, and important to the overall objectives of the Plan; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third Party Release against any of the Released Parties; and (i) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

51.The Third Party Release is an integral part of the Plan and the Global Settlement.  Like the Debtor Release, the Third Party Release facilitated participation in both the Plan and the Debtors’ chapter 11 process generally.  The Third Party Release was instrumental in developing a Plan and reaching the Global Settlement that maximizes value for all of the Debtors’ stakeholders,

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and it was critical in incentivizing the parties to support the Plan and the Global Settlement and in preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests.  As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and the Global Settlement.  The Third Party Release is appropriate under controlling law.

52.The scope of the Third Party Release is appropriately tailored to the facts and circumstances of the chapter 11 cases, and parties in interest received due and adequate notice of the Third Party Release.  Among other things, the Plan, the Plan Supplement and Disclosure Statement provide appropriate and specific disclosure and notice with respect to the Claims and Causes of Action that are subject to the Third Party Release, as well as the opportunity to opt out of or opt in to, as applicable, the Release, and no other disclosure or notice is necessary.  The Third Party Release is specific in language, integral to the Plan, and given for adequate consideration.  In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third Party Release to the Plan and the Global Settlement, the Third Party Release is appropriate.

PP.	Exculpation.

53.The exculpation provisions set forth herein and in Article VIII.E of the Plan were proposed in good faith and are essential to the Plan and the Global Settlement.  The record in the chapter 11 cases fully supports the exculpation provisions, and such provisions are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

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QQ.	Injunction.

54.The injunction provisions set forth herein and in Article VIII.F of the Plan (a) are essential to the Plan and the Global Settlement; (b) are necessary to preserve and enforce the discharge and releases set forth in Articles VIII.B, VIII.C, and VIII.D of the Plan, the exculpation provisions in Article VIII.E of the Plan, and the compromises and settlements implemented under the Plan and the Global Settlement; and (c) are appropriately tailored to achieve that purpose.

55.The injunction provisions set forth herein and in Article VIII.F of the Plan (a) are within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are an integral element of the transactions incorporated into the Plan and the Global Settlement; (d) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors and other stakeholders; (e) are important to the overall objectives of the Plan and the Global Settlement, the intent of which is to finally resolve all Claims or Causes of Action among or against the parties in interest in the chapter 11 cases with respect to the Debtors; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law.  The record of the Confirmation Hearing and the chapter 11 cases is sufficient to support the injunction provisions set forth herein and in Article VIII.F of the Plan.

RR.	Retention of Jurisdiction.

56.Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the chapter 11 cases and all matters arising out of, or related to, the chapter 11 cases and the Plan, including, but not limited to, the matters set forth in Article XI of the Plan.

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BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

A.	Confirmation.

57.The Plan, together with the other Plan Documents, shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code.  The terms of the Plan Documents are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order and are authorized and approved, and the Debtors are authorized to implement their provisions and consummate the Plan, including taking all actions necessary, advisable, or appropriate to finalize the Plan Documents and to effectuate the Plan and the Restructuring Transactions, without any further authorization except as may be expressly required by the Plan or this Confirmation Order.

B.	Objections.

58.All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects.  All withdrawn objections, if any, are deemed withdrawn with prejudice.  All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Court.

C.	Omission of Reference to Particular Plan Provisions.

59.The failure to specifically describe or include any particular provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness of such provision, and such provision shall have the same validity, binding effects, and enforceability as every other provision of the Plan and the Plan Documents.

D.	Deemed Acceptance of the Plan as Modified.

60.In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively

28

presumed to have accepted the Plan are deemed to accept the Plan, subject to modifications, if any. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan modifications.  All modifications to the Plan made after the Solicitation Date are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

E.	Plan Implementation.

61.General Authorization.  The transactions described in the Plan, the Restructuring Support Agreement, the Plan Documents, and this Confirmation Order, including the Restructuring Transactions, are hereby approved.  Whether prior to, on or after the Effective Date, as applicable, and without any further order of the Court, other authority, or corporate action, the Debtors or the Reorganized Debtors, as applicable, and their respective directors, managers, officers, employees, members, agents, attorneys, financial advisors, and investment bankers, are authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code and other applicable non-bankruptcy law to, and shall, (a) grant, issue, execute, deliver, file, or record any agreement, document, or security, and the documents contained in the Plan or the other Plan Documents (as modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements), or any other documents related thereto and (b) take any action necessary, advisable, or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, or this Confirmation Order, in accordance with their terms.

62.All such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (a) all transfers of assets that are to occur pursuant to the Plan, the Plan Documents, or this Confirmation Order; (b) the incurrence of all obligations contemplated by the Plan, the Plan Documents, or this Confirmation Order and the

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making of all distributions under the Plan, the Plan Documents, or this Confirmation Order; and (c) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation.  The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or the Reorganized Debtors, or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code.  Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law or the rules of any stock exchange, any of the foregoing actions would otherwise require approval of the equity holders or directors (or any equivalent body) of the Debtors or the Reorganized Debtors, such approval shall be deemed to have occurred and shall be in effect from and after the Effective Date without any further action by the equity holders or directors (or any equivalent body) of the Debtors or the Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Debtors, or the Reorganized Debtors, as applicable, shall, if required, file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan.  Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law.  All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Court.

63.No Action.  Pursuant to section 1142(b) of the Bankruptcy Code and other applicable law, this Confirmation Order shall constitute authorization for the Debtors, or the Reorganized Debtors (or any agent on behalf of parties entitled to receive Reorganized Centric

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Equity Interests), as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Plan Documents, this Confirmation Order, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, the Plan Documents, or this Confirmation Order, and the respective directors, managers, stockholders, or members of the Debtors or the Reorganized Debtors shall not be required to take any actions in connection with the implementation of the Plan, the Plan Documents, or this Confirmation Order.

F.	Binding Effect.

64.Effective as of entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan, the Plan Documents, and this Confirmation Order shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan; (b) such Holder has accepted the Plan; (c) such Holder has failed to vote to accept or reject the Plan or voted to reject the Plan; (d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; and (f) such Holder has filed a Proof of Claim in the chapter 11 cases.  The Plan, the Plan Documents, and this Confirmation Order constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

G.	Plan Classification Controlling.

65.The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.  The classifications set forth on the Ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan:

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(a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.  Subject to the terms and conditions of the Plan, all rights of the Debtors and the Reorganized Debtors, as applicable, to challenge, object to, or seek to reclassify Claims and Interests are expressly reserved.

H.	Effective Date.

66.Except as otherwise provided herein, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims against or Interests in the Debtors (irrespective of whether their Claims or Interests are presumed to have accepted or deemed to have rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors or the Reorganized Debtors.

I.	Restructuring Transactions.

67.The Debtors or the Reorganized Debtors, as applicable, are authorized to implement and consummate the Restructuring Transactions (as may be modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements) pursuant to the Plan, the Plan Documents, and this Confirmation Order, and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder.  The Restructuring Transactions pursuant to the Plan and the Plan

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Documents are approved and authorized in all respects.  The Debtors or the Reorganized Debtors, as applicable, are authorized and directed, without the need for any future corporate action, to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan, the Plan Documents, and the Restructuring Transactions.  In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, members, managers, directors, or partners.

J.	Distributions.

68.All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are approved.  The Reorganized Debtors shall have no duty or obligation to make distributions to any Holder of an Allowed Claim unless and until such Holder executes and delivers, in a form acceptable to the Reorganized Debtors, any and all documents applicable to such distributions in accordance with Article VI of the Plan.

K.	Securities Registration Exemption.

69.All shares or units of Reorganized Centric Equity Interests issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code.  All shares or units of Reorganized Centric Equity Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to or in connection with the offering, issuance, distribution, or sale of Securities.  The Reorganized Centric Equity Interests issued pursuant to section 1145 of the Bankruptcy Code: are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and are freely tradable and transferable by any holder thereof that (a) is not an “affiliate” of the Reorganized Debtors as

33

defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within ninety (90) days of such transfer, (c) has not acquired the Reorganized Centric Equity Interests from an “affiliate” within one year of such transfer, and (d) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.  All of the Reorganized Centric Equity Interests issued to Holders of First Lien Term Loan Claims and Holders of Second Lien Secured Claims (as applicable), in each case in exchange for such Claims, shall be issued in reliance on section 1145 of the Bankruptcy Code, as applicable under the Plan.

L.	Retained Assets.

70.To the extent that the retention by the Debtors or the Reorganized Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property; (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan, the other Plan Documents or this Confirmation Order; (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law; and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including by laws affecting successor or transferee liability.

M.	Creditors’ Oversight Administrator.

71.The appointment of the Creditors’ Oversight Administrator in accordance with Article IV.O of the Plan is hereby approved.

72.The Creditors’ Oversight Administrator shall have all rights, powers, duties, and protections afforded to the Creditors’ Oversight Administrator under the Plan.  Upon the resolution

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of all disputed General Unsecured Claims, the Creditors’ Oversight Administrator shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

N.	Treatment of Executory Contracts and Unexpired Leases.

73.The assumption (or assumption and assignment) of the Executory Contracts and Unexpired Leases listed in the Assumed Executory Contract and Unexpired Lease Schedule is hereby authorized.  The assumption (or assumption and assignment) of the Executory Contracts and Unexpired Leases listed on Exhibit B of the Plan Supplement (the “Assumed Amended Executory Contracts and Amended Unexpired Leases Schedule”) is hereby authorized.  Rejection of the Executory Contracts and Unexpired Leases on Exhibit C of the Plan Supplement (the “Rejected Executory Contract and Unexpired Lease Schedule”) is hereby authorized.

74.Unless an Executory Contract or Unexpired Lease (a) is identified on the Assumed Executory Contracts and Unexpired Leases Schedule or the Assumed Amended Executory Contracts and Amended Unexpired Leases Schedule; (b) was previously rejected by a Final Order; (c) was previously assumed by a Final Order; (d) is the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) is subject to a motion to assume or reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such assumption or rejection is after the Effective Date, such Executory Contract or Unexpired Lease shall be deemed to have been rejected by the applicable Debtor.

75.To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any “change of control”, “assignment”, or similar provision), then such provision shall be deemed modified or stricken such that the transactions contemplated by the Plan and the Plan

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Documents, including the Restructuring Transactions, shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default, breach, violation or acceleration rights with respect thereto.  For the avoidance of doubt, no Restructuring Transaction shall be deemed to violate the terms of any assumed Unexpired Lease of non-residential real property or any other Executory Contract assumed in connection with the Plan.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

76.Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption, assumption and assignment, or cure amount related thereto (if any) will be deemed to have assented to such assumption, assumption and assignment, or cure amount.

77.Subject to the Debtors’ cure obligations, if any, under section 365 of the Bankruptcy Code, the assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including any defaults concerning a provision restricting the change in control, composition of applicable governing bodies or ownership interest composition, or any other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Debtors assume (or assume and assign) such Executory Contract or Unexpired Lease.  Subject to the Debtors’ cure obligations, if any, under section 365 of the Bankruptcy Code, any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that have been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Court.  Any disputed cure

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amount shall be determined in accordance with the procedures set forth in Articles V.C and V.D of the Plan, and applicable bankruptcy and non-bankruptcy law.

78.Proofs of Claim with respect to Claims against any Debtor arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Court within thirty (30) days after the date of entry of an order of the Court (including this Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors and the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII of the Plan, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.C.6 of the Plan.

79.With respect to any assumed Unexpired Lease of nonresidential real property, nothing in the Plan or in this Confirmation Order shall modify the Debtors’ or any assignee’s obligation, as applicable, to pay: (a) amounts owed under the assumed Unexpired Lease of non residential real property that are unbilled or not yet due as of the Confirmation Date, whether accruing prior to or after the effective date of assumption of such Unexpired Lease, such as for common area maintenance, insurance, taxes, and similar charges to the extent provided in the applicable Unexpired Lease being assumed; and any regular or periodic ordinary course year-end

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adjustments and reconciliations of such charges provided for under the terms of the Unexpired Lease, whether accruing prior to or after the effective date of assumption of such Unexpired Lease, as such charges become due in the ordinary course in accordance with the terms of the Unexpired Lease; (b) any percentage rent that may come due under the assumed Unexpired Lease of non-residential real property; (c) any other obligations, including indemnification obligations (if any) under such Unexpired Lease as they come due under the Unexpired Lease; (d) any unpaid cure amounts or post-assumption obligations under the assumed Unexpired Lease; and (e) any non-monetary defaults under the applicable Unexpired Lease to the extent required under 365(b)(1)(A).

80.Notwithstanding anything to the contrary contained in the Plan, and notwithstanding any of the releases, discharges, injunctions or waivers set forth in the Plan, nothing in the Plan or this Confirmation Order shall modify the rights, if any, of any counterparty to an Unexpired Lease of non-residential real property to assert any right of setoff or recoupment that such counterparty may have under applicable bankruptcy or non-bankruptcy law.

81.Notwithstanding anything to the contrary in this Confirmation Order, nothing in this Confirmation Order or the Plan shall modify or amend any Executory Contract or Unexpired Lease, any amendment thereof or any guaranty thereof that is being assumed pursuant to the Plan and this Confirmation Order that has been duly executed by any of the Debtors or the third party on or before the date of the entry of this Confirmation Order.

82.Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall, in any way, impair, modify, affect, release, limit, or exonerate KR Hollywood, LLC’s claims, rights, and/or remedies against GBG USA Inc. (“GBG”), or any affiliate of GBG, under, arising from, or related to that certain Office Lease dated

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July 31, 2016, as amended, for certain premises located 1500 N. El Centro Avenue, Los Angeles, California.

83.Notwithstanding anything to the contrary in the Plan, the Restructuring Documents, or the Debtors’ Motion for Entry of an Order Pursuant to Sections 105(a) and 365 of the Bankruptcy Code (I) Setting Assumption Amounts for Certain Contracts; (II) Establishing Procedures Related Thereto; and (III) Granting Related Relief [Docket No. 381] and any document related thereto:

(a)

nothing contained herein or in the Plan shall modify, amend or alter, any insurance policies that have been issued by ACE American Insurance Company or Federal Insurance Company or any of their U.S.-based affiliates and successors (collectively, the “Chubb Companies”) to, or that provide coverage to, any of the Debtors, and all agreements, documents or instruments relating thereto (collectively, the “Chubb Insurance Contracts”), including the rights and obligations of the Chubb Companies and the Debtors (and after the Effective Date, the Reorganized Debtors) thereunder, and to the extent that the Chubb Companies believe a Claim against the Debtors has become liquidated and due and owing (regardless of whether such Claims arise before or after the Effective Date and notwithstanding any release provisions in the Plan or Confirmation Order) under the Chubb Insurance Contracts, the Debtors and Reorganized Debtors, as applicable, and the Chubb Companies each reserve their rights with respect to whether such Claim shall be allowed or disallowed and if allowed treated as an Administrative Claim or a General Unsecured Claim under the Plan and Confirmation Order, and should the Debtors and Reorganized Debtors, as applicable, and the Chubb Companies not agree upon the allowance of such claim or its treatment, the dispute shall be submitted to the Bankruptcy Court for determination thereon;

(b)	Article VII.G of the Plan shall not apply to any Claim filed by the Chubb Companies; and
(c)

the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.F. of the Plan, if and to the extent applicable, shall be deemed lifted or modified without further order of this Bankruptcy Court solely to permit:  (I) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims against the Chubb Companies; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) valid workers’ compensation claims, (B) valid claims where a claimant asserts a direct claim against the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the

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automatic stay or the injunction set forth in Article VIII.F of the Plan to proceed with its claim, to the extent permitted under applicable law, and (C) all costs in relation to (II)(A) and (B); and (III) the Chubb Companies to cancel any Chubb Insurance Contracts and take, in their sole discretion, other actions relating to the Chubb Insurance Contracts (including setting off amounts due), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Contracts.

For the avoidance of doubt, the foregoing shall resolve the Objection Of The Chubb Companies With Respect To Notice Of Proposed Assumption Amounts For Executory Contracts And Unexpired Leases [Docket No. 532] and Objection Of The Chubb Companies To The Third Amended Joint Chapter 11 Plan Of Reorganization Of Centric Brands Inc. And Its Debtor Affiliates Pursuant To Chapter 11 Of The Bankruptcy Code [Docket No. 586].

O.	Exit First Lien Revolving Loan Facility.

84.Subject to, and upon the occurrence of, the Effective Date, the Exit First Lien Revolving Loan Facility and the Exit First Lien Revolving Loan Facility Documents (including the transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for therein or otherwise) and the granting of any Liens and security interests and entry into and filing of any mortgages in favor of the Exit First Lien Revolving Loan Facility Agent or the Exit First Lien Revolving Loan Lenders securing such obligations are (a) hereby approved; (b) shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, and the other parties to the Exit First Lien Revolving Loan Facility Documents in accordance with their terms, without any further corporate action required by the Debtors or the Reorganized Debtors, as the case may be; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit First Lien Credit Agreement.

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85.Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Debtors and the Reorganized Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the Exit First Lien Credit Agreement and to execute and deliver the Exit First Lien Credit Agreement and the Exit First Lien Revolving Loan Facility Documents.  This Confirmation Order shall constitute (a) approval of the Exit First Lien Credit Agreement and the Exit First Lien Revolving Loan Facility Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for the Reorganized Debtors to enter into and execute the Exit First Lien Credit Agreement and the Exit First Lien Revolving Loan Facility Documents.

86.The Exit First Lien Revolving Loan Facility Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent transfers (or voidable transactions) under the Bankruptcy Code or any other applicable nonbankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit First Lien Revolving Loan Facility Documents shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral granted thereunder in accordance with the terms of the Exit First Lien Revolving Loan Facility Documents and shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the terms of the Exit First Lien Credit

41

Agreement.  The Reorganized Debtors and the Persons granting such Liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of this Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit First Lien Revolving Loan Facility Documents or any other documents executed in connection with the Exit First Lien Revolving Loan Facility or any rights or remedies related thereto, such enforcement shall be dealt with in accordance with the provisions of the applicable Exit First Lien Revolving Loan Facility Document.

P.	Exit Securitization Facility.

87.Subject to, and upon the occurrence of, the Effective Date, the Exit Securitization Facility and the Exit Securitization Facility Documents (and the other transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors, the Reorganized Debtors or any other party to the Exit Securitization Facility Documents, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for therein or otherwise) and the granting of any Liens and security interests and entry into and filing of any mortgages in favor of the Exit Securitization Facility Agent securing such obligations are (a) hereby approved; (b) shall constitute the legal,

42

valid, and binding obligations of the Reorganized Debtors and shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, or the other parties to the Exit Securitization Facility Documents in accordance with their terms, without any further corporate action required by the Debtors, the Reorganized Debtors or any other Person, as the case may be; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Securitization Facility.

88.Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Debtors and the Reorganized Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the Exit Securitization Facility Documents and to execute and deliver the Exit Securitization Facility Documents.  This Confirmation Order shall constitute (a) approval of the Exit Securitization Facility Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors  or any other Person in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for the Reorganized Debtors to enter into and execute the Exit Securitization Facility Documents.

89.The Exit Securitization Facility Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent transfers (or voidable transactions) under the Bankruptcy Code or any other applicable nonbankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Securitization Facility

43

Documents shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral granted thereunder in accordance with the terms of the Exit Securitization Facility Documents and shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the terms of the Exit Securitization Facility Documents.  The Reorganized Debtors and the Persons granting such Liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of this Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Securitization Facility Documents or any other documents executed in connection with the Exit Securitization Facility or any rights or remedies related thereto, such enforcement shall be dealt with in accordance with the provisions of the applicable Exit Securitization Facility Document.

Q.	Exit First Lien Term Loan Facility.

90.Subject to, and upon the occurrence of, the Effective Date, the Exit First Lien Term Loan Facility and the Exit First Lien Term Loan Documents (including the transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for

44

therein or otherwise) and the granting of any Liens and security interests and entry into and filing of any mortgages in favor of the Exit First Lien Term Loan Agent or the Exit First Lien Term Loan Lenders securing such obligations are (a) hereby approved; (b) shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, and the other parties to the Exit First Lien Term Loan Documents in accordance with their terms, without any further corporate action required by the Debtors or the Reorganized Debtors, as the case may be; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit First Lien Credit Agreement.

91.Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Debtors and the Reorganized Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the Exit First Lien Credit Agreement and to execute and deliver the Exit First Lien Credit Agreement and the Exit First Lien Term Loan Documents.  This Confirmation Order shall constitute (a) approval of the Exit First Lien Credit Agreement and the Exit First Lien Term Loan Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for the Reorganized Debtors to enter into and execute the Exit First Lien Credit Agreement and the Exit First Lien Term Loan Documents.

92.Subject to, and upon the occurrence of, the Effective Date, the Exit First Lien Term Loan Documents, and any Liens and security interests in favor of the Exit First Lien Term Loan

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Agent or the Exit First Lien Term Loan Lenders securing the obligations of the Reorganized Debtors under the Exit First Lien Credit Agreement, shall constitute the legal, valid, and binding obligations of the Reorganized Debtors, and be enforceable in accordance with their respective terms.  The Exit First Lien Term Loan Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent transfers (or voidable transactions) under the Bankruptcy Code or any other applicable nonbankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit First Lien Term Loan Documents shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral granted thereunder in accordance with the terms of the Exit First Lien Term Loan Documents and shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the terms of the Exit First Lien Credit Agreement.  The Reorganized Debtors and the Persons granting such Liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of this Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.  Notwithstanding anything to the contrary in this Confirmation Order or

46

the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit First Lien Term Loan Documents or any other documents executed in connection with the Exit First Lien Term Loan Facility or any rights or remedies related thereto, such enforcement, rights and remedies shall be dealt with in accordance with the provisions of the applicable Exit First Lien Term Loan Document.

R.	Exemption from Transfer Taxes.

93.Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan and this Confirmation Order shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

S.	Governmental Approvals Not Required.

94.This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority  with respect to the implementation or consummation of the Plan, the Plan Documents, the Restructuring Transactions, or this Confirmation Order.

T.	Filing and Recording.

95.This Confirmation Order is, and shall be, binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of deeds, registrars of deeds, administrative agencies, governmental

47

departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.  Each and every foreign, federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

U.	Tax Withholding.

96.In accordance with the provisions of the Plan and subject to Article VI.F of the Plan, to the extent applicable, the Distribution Agent, the Debtors and the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Debtors shall consult and cooperate with the Required Consenting Creditors in good faith to structure the Restructuring Transactions in a manner that will mitigate or eliminate any withholding obligations.  Notwithstanding any provision in the Plan to the contrary, the Distribution Agent, the Debtors and the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including (a) liquidating a portion of any distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, (b) withholding distributions pending receipt of information necessary to facilitate such distributions, or (c) establishing any other mechanisms they believe are reasonable and appropriate.

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V.	Global Settlement.

97.Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Global Settlement as provided under the Plan in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.  The entry of this Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and within the range of reasonableness.

98.The Global Settlement (a) is a permitted means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (b) is an integral element of the transactions incorporated into the Plan; (c) confers material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (d) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the chapter 11 cases with respect to the Debtors; (e) is fair and equitable and represents a resolution within the range of reasonableness; and (f) is consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.  The Global Settlement as reflected in the Plan is therefore approved.

99.Notwithstanding anything else contained in the Plan or this Confirmation Order, Tengram and the Tengram Directors shall be Released Parties for all purposes under the Plan and any alleged claims or causes of action against any such parties shall be fully resolved and released upon payment of the Tengram Payment on the Effective Date, or as soon as practicable thereafter.

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W.	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

100.Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, including the Plan Documents, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan.  Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the chapter 11 cases shall be deemed cured (and no longer continuing) as of the

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Effective Date with respect to a Claim that is Unimpaired by the Plan.  This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

101.Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

102.The entry of this Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  The compromises, settlements, and releases described in the Plan shall be deemed nonseverable from each other and from all other terms of the Plan.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

103.Upon the Effective Date, except as otherwise provided by the Plan or this Confirmation Order, all ongoing litigation against the Debtors, including any contested matters in the chapter 11 cases pending as of the Confirmation Date, shall be deemed dismissed with prejudice.

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104.Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall limit any rights excluded from section 1141 of the Bankruptcy Code relating to the Trademark Proceedings,4 or extinguish, alter, or otherwise affect in any manner Ueno-Shokai Co., Ltd.’s rights to pursue non-monetary relief in the Trademark Proceedings (or monetary relief arising after the Effective Date) and the pursuit of such rights are excepted from the discharge provisions of the Plan.

X.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

105.The releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the release, discharge and injunction provisions of this Confirmation Order and the Plan shall not waive, discharge, release, impair or otherwise affect any debts or other obligations of any non-debtor Subsidiary of any Debtor, Reorganized Debtor, or any of their respective Estates to any Debtor, Reorganized Debtor, or any of their respective Estates.

106.Pursuant to Bankruptcy Rule 3020(c)(1), the following provisions of the Plan will be immediately effective on the Effective Date:

ARTICLE VIII SECTION F: EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR OBLIGATIONS ISSUED OR REQUIRED TO BE PAID PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO THE PLAN, DISCHARGED PURSUANT TO

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“Trademark Proceedings” means  (1) Ueno-Shokai Co., Ltd.’s Petition for Cancellation of U.S. Trademark Registration Nos. 1291156, 2176570, and 3764733 in the United States Trademark Trial and Appeal Board (Cancellation No. 92069741 and its companion case, Opposition No. 91250907); and (2) Ueno-Shokai Co., Ltd.’s nonuse cancellation proceeding in Canada (Section 45 Proceeding Against CIPO Registration No. TMA423520).

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THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO THE PLAN, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES:  (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS EITHER (1) TIMELY FILED A PROOF OF CLAIM ASSERTING A RIGHT OF SETOFF, OR (2) TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

107.The injunction provisions set forth in Article VIII.F of the Plan are (a) essential to the Plan; (b) are necessary to preserve and enforce the releases set forth in Articles VIII.C and VIII.D of the Plan, the exculpation provisions in Article VIII.E of the Plan, and the compromises and settlements implemented under the Plan, including the Global Settlement; and (c) are narrowly tailored to achieve these purposes.

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108.The injunction provisions set forth in Article VIII.F the Plan: (a) are within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are an integral element of the transactions incorporated into the Plan; (d) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (e) are important to the overall objectives of the Plan to finally resolve all Claims or Causes of Action among or against the parties in interest in the chapter 11 cases with respect to the Debtors; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law.  The record of the Confirmation Hearing and the chapter 11 cases is sufficient to support the injunction provisions set forth in Article VIII.F the Plan.

Y.	Certain Government Matters.

109.Notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Plan Supplement or the Disclosure Statement, nothing in the Confirmation Order, Plan, or Disclosure Statement shall: (a) affect or impair the rights of any Governmental Unit to assert setoff and recoupment and such rights are expressly preserved; (b) release, enjoin or discharge any non-Debtor from any claim, liability, suit or cause of action of the United States, except to the extent permitted by law, nor shall anything in the Confirmation Order, Plan, or Disclosure Statement enjoin the United States from bringing any claim, suit, cause of action or other proceeding against any non-Debtor for any liability whatsoever; and (c) affect or impair any rights or causes of action that the United States has or may have against any surety under any customs bond pursuant to applicable non-bankruptcy law, nor shall anything in the Confirmation Order, Plan, or Disclosure Statement preclude or prohibit the ability of the United States to make demand on, be paid by, or otherwise pursue any surety that is jointly and severally liable for any debt owed to the United States.  Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, and

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the United States reserve their respective rights and do not waive any rights regarding the claims asserted by the United States in the Debtors’ chapter 11 cases, including, but not limited to, the Debtors’ or the Reorganized Debtors’, as applicable,  right to challenge the amount and priority of such claims and the United States right to pursue and prosecute any claims.  For the avoidance of doubt, any liability or obligation that constitutes a “claim” under section 101(5) of the Bankruptcy Code shall be subject to discharge and treated in accordance with the terms and conditions of the Plan.

110.Moreover, nothing in this Confirmation Order or the Plan shall release or exculpate any non-debtor, including any Released Parties or Exculpated Parties, from any liability to any Governmental Unit, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties or Exculpated Parties, nor shall anything in this Confirmation Order or the Plan enjoin any Governmental Unit from bringing any claim, suit, action or other proceeding against any non-debtor for any liability to a Governmental Unit; provided, however, that this paragraph shall not (i) limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code; or (ii) diminish the scope of any exculpation to which any party, including the Exculpated Parties, is entitled under section 1125(e) of the Bankruptcy Code.

111.Nothing contained in the Plan or this Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan or this Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Plan, nor shall anything in the Plan or this Confirmation Order be deemed to have conferred

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jurisdiction upon the Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505.

112.The Texas Comptroller of Public Accounts, Revenue Accounting Division (the “Texas Comptroller”) shall not be required to submit a request for payment of an Administrative Claim with respect to the payment of taxes pursuant to Section 503(b)(1)(D) of the Bankruptcy Code.

113.Notwithstanding anything to the contrary in this Confirmation Order or the Plan: (a) any ad valorem tax liabilities incurred by the Debtor for tax year 2020 shall be paid by the Reorganized Debtors in the ordinary course of business following the Effective Date as such tax debt becomes due and in the amounts billed in accordance with applicable non-bankruptcy law; (b) to the extent that the Texas Comptroller or the Texas Taxing Authorities5 (together, the “Taxing Authorities”) are entitled to Liens, such Liens shall be expressly retained in accordance with the Bankruptcy Code and applicable state law with respect to taxes payable under applicable state law to the Taxing Authorities in the ordinary course of business; and (c) to the extent the Taxing Authorities are entitled to Liens, such Taxing Authorities may assert such Lien or Liens in accordance with and subject to applicable non-bankruptcy law.  The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under non-bankruptcy law and the Bankruptcy Code with respect to the foregoing are fully preserved.  Taxes owing to the Taxing Authorities for tax

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“Texas Taxing Authorities” means (i) Guadalupe County, (ii) Comal County, (iii) City of Mercedes, (iv) Mercedes Independent School District, (v) Tyler Independent School District, (vi) Arlington Independent School District, (vii) Crowley Independent School District, (viii) Frisco Independent School District, (ix) Harris County MUD 358, (x) Harris County WCID 155, (xi) Spring Branch Independent School District, (xii) City of Houston, (xiii) Clear Creek Independent School District, (xiv) Lubbock Central Appraisal District, (xv) Bexar County, (xvi) Cameron County, (xvii) Cypress-Fairbanks Independent School District, (xviii) City of El Paso, (xix) Harris County, (xx) Hidalgo County, (xxi) City of McAllen, (xxii) McLennan County, (xxiii) Nueces County, (xxiv) San Marcos Consolidated Independent School District, (xxv) City of Allen, (xxvi) Allen Independent School District, (xxvii) City of Frisco, (xxviii) Smith County, (xxix) Tarrant County, (xxx) Dallas County, (xxxi) Hays County; (xxxii) City of Waco Independent School District; and (xxxiii) any other entities represented by Perdue Brandon Fielder Collins and Mott LLP that may not yet be identified.

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year 2020 will be paid in the ordinary course and absent being paid when due are subject to the Taxing Authorities’ non-bankruptcy remedies under applicable state law.

114.Notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, failure to make a payment due to the Texas Comptroller under the Plan, for an Allowed Claim that remains uncured for thirty (30) days after the issue date of written notice to the Reorganized Debtors and Reorganized Debtors’ counsel, shall allow the Texas Comptroller to (a) enforce the entire amount of its claim, (b) exercise all rights and remedies under applicable non-bankruptcy law, and (c) seek such relief as may be appropriate in this Bankruptcy Court; provided, however, that notwithstanding anything contained herein to the contrary, the Bankruptcy Court shall retain jurisdiction to determine the extent, priority, and allowance of the Texas Comptroller’s Claims.

Z.	Interest on Priority Tax Claims and Class 2 Other Secured Claims.

115.To the extent that a Holder of an Allowed Priority Tax Claim or Class 2 Other Secured Claim is entitled to receive interest on such Claim after the Effective Date in accordance with sections 511 and 1129 of the Bankruptcy Code to remain Unimpaired, such interest will be provided.

116.To the extent that a Holder of an Allowed Class 2 Other Secured Claim is entitled to payment of any interest required under section 506(b) and section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code to remain Unimpaired, such interest will be provided.

AA.	Post-Confirmation Notices, Professional Compensation, and Bar Dates.

117.In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven (7) days after the Effective Date, the Debtors shall cause a notice of Confirmation and occurrence of the Effective Date, substantially in the form attached hereto as Exhibit 2 (the “Notice of Confirmation and Effective Date”) to be served to all parties served with the Confirmation Hearing

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Notice by email or, to the extent the party’s email address has not been provided, by United States mail, first-class postage prepaid, by hand, or by overnight courier service.

118.To supplement the notice procedures described in the preceding sentence, no later than fourteen (14) days after the Effective Date, the Reorganized Debtors shall cause the Notice of Confirmation and Effective Date, modified for publication, to be published on one occasion in a national publication.  Mailing and publication of the notices described in this paragraph in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c).  No further notice is necessary.

119.The Notice of Confirmation and Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order and occurrence of the Effective Date to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

120.Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File an application for final allowance of such Professional Fee Claim no later than the first Business Day that is sixty (60) days after the Effective Date unless otherwise ordered by the Court.  Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and unreimbursed expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such good faith estimate to the Debtors and counsel to the Required Consenting Creditors no later than five (5) Business Days prior to the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment

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of Filed Professional Fee Claims.  If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

121.The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount this Court allows, including from the Professional Fee Escrow, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Claims Estimate as soon as practicable after the entry of this Confirmation Order and no later than the Effective Date and otherwise in accordance with the Plan.

122.Notwithstanding anything to the contrary herein, in accordance with the Plan and the Restructuring Support Agreement, the Transaction Expenses shall, in each case, be Allowed as Administrative Claims and shall be paid in full, in Cash on or before the Effective Date without application or approval by the Court.

123.Except as otherwise provided in the Plan, requests for payment of Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code, which were required to be Filed by July 20, 2020 pursuant to the Order (I) Establishing Deadlines to File Proofs of Claim and Procedures Relating Thereto and (II) Approving the Form and Manner of Notice Thereof [Docket No. 137], must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims, but do not File and serve such a request by the Administrative Claim Bar Date, shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or the Reorganized Debtors, or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for

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any objection from the Debtors or the Reorganized Debtors, as applicable, or any action by the Court.

BB.	Release of Liens.

124.Except (a) with respect to the Liens securing (1) the Exit Facilities, and (2) to the extent elected by the Debtors, with the consent of the Required Consenting Creditors, with respect to an Allowed Other Secured Claim in accordance with Article III.C.2 of the Plan, or (b) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any rights, interests, or property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, the Debtors or the Reorganized Debtors, as applicable, may take any actions necessary to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

CC.	PNC Securitization Facility Claims.

125.All PNC Securitization Facility Claims shall be Allowed Claims.  On or after the Effective Date, unless otherwise agreed by the Holder of a PNC Securitization Facility Claim and the applicable Debtor or Reorganized Debtor, Allowed PNC Securitization Facility Claims will be either (a) satisfied in the ordinary course of business in accordance with the terms of the PNC Securitization Facility, as amended and extended on the Effective Date; or (b) paid in Cash in an amount equal to the full amount of those Claims or otherwise satisfied in full pursuant to the terms of the PNC Securitization Facility.

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DD.	L/C Facility Claims.

126.All L/C Facility Claims shall be Allowed Claims.  On or after the Effective Date, unless otherwise agreed by the Holder of a L/C Facility Claim and the applicable Debtor or Reorganized Debtor, Allowed L/C Facility Claims will be either (a) satisfied in the ordinary course of business in accordance with the terms of the L/C Facility; or (b) paid in Cash in an amount equal to the full amount of those Claims or otherwise satisfied in full pursuant to the terms of the L/C Facility.

EE.	DIP Claims.

127.All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount of loans and the amount of letter of credit obligations outstanding under the DIP Credit Agreements on such date, (b) all accrued and unpaid interest thereon to the date of payment and (c) all accrued and unpaid fees, expenses and noncontingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders.

128.Except to the extent that a Holder of an Allowed DIP Revolving Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Revolving Loan Claim, each such Holder of an Allowed DIP Revolving Loan Claim shall either (a) in the event the conditions set forth in the DIP Revolving Loan Credit Agreement regarding the conversion of the DIP Revolving Loan Facility to the Exit First Lien Revolving Credit Facility have been satisfied or waived, receive the face amount of its Allowed DIP Revolving Loan Claim in indebtedness and letter of credit obligations in the Exit First Lien Revolving Loan Facility; or (b) in the event the Exit First Lien Revolving Loan Facility is not entered into because the conditions set forth in the DIP Revolving Loan Credit Agreement regarding the conversion of the DIP Revolving Loan Facility to the Exit First Lien Revolving Loan Facility have not been satisfied or waived, payment in full in Cash (or delivery of

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Cash Collateral, in respect of letter of credit obligations in accordance with the terms of the DIP Revolving Loan Credit Agreement).  Contemporaneously with satisfaction of the foregoing (a) or (b), the DIP Revolving Loans and the DIP Revolving Loan Documents shall be deemed canceled, surrendered, and discharged, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Revolving Loans shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Revolving Loan Claims shall be automatically discharged, satisfied in full and released, in each case without further action by the DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders pursuant to the terms of the DIP Revolving Loans; provided, that such matters which by their express terms survive the termination of the DIP Revolving Credit Facility shall survive the occurrence of the Effective Date, including the DIP Agents’ and the DIP Lenders’ right to reimbursement and indemnification from the Debtors pursuant and subject to the terms of the DIP Credit Agreements and DIP Orders.  The DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

129.Except to the extent that a Holder of an Allowed DIP Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Term Loan Claim, each Holder of such Allowed DIP Term Loan Claim shall receive the face amount of its Allowed DIP Term Loan Claim, including accrued and unpaid interest through the Effective Date at the interest rate set forth in the DIP Term Loan Credit Agreement, in indebtedness under the Exit First Lien Term Loan Facility.  Contemporaneously

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with the foregoing payment, the DIP Term Loans and the DIP Term Loan Documents, shall be deemed canceled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Term Loan shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Term Loan Agent or the DIP Term Loan Lenders, and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Term Loan Claims shall be automatically discharged and released, in each case without further action by the DIP Term Loan Agent or the DIP Term Loan Lenders pursuant to the terms of the DIP Term Loans.  The DIP Term Loan Agent and the DIP Term Loan Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

FF.	Intercompany Claims.

130.Notwithstanding anything to the contrary in this Confirmation Order or the Plan, any Claims of any non-Debtor Subsidiary against any Debtor, Reorganized Debtor, and/or any of their respective Estates shall be deemed an Intercompany Claim.

GG.	Cancellation of Debt Documents and Existing Securities.

131.Except as otherwise specifically provided for in the Plan or set forth in the description of Restructuring Transactions in the Plan Supplement, on the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date): (a) subject to the satisfaction of the DIP Claims in accordance with Article II.C of the Plan, the obligations of the Debtors under the First Lien Credit Agreement, PNC Sale Agreement Documents, Second Lien Credit Agreement, the 2024 Convertible Notes, the Hudson Notes, and any other certificate, equity security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such

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certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be canceled solely as to the Debtors and their Affiliates, and the Reorganized Debtors, the DIP Agents, the First Lien Agents, the PNC Securitization Facility Agent, the other parties to the PNC Sale Agreement Documents, and the Second Lien Agent shall not have any continuing duties or obligations thereunder; and (b) the obligations of the Debtors and their Affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated or entered into pursuant to the Plan) shall be released and discharged.

132.Notwithstanding the forgoing or anything to the contrary in the Plan or this Confirmation Order, until the satisfaction of the DIP Claims in accordance with Article II.C of the Plan, the DIP Credit Agreements shall continue in effect solely for the purpose of: (a) allowing the DIP Agents to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of the DIP Claims on account of such Claims, as set forth in Article IV of the Plan; (b) preserving the DIP Agents’ and the DIP Lenders’ right to all amounts due under the DIP Credit Agreements or the DIP Orders; and (c) preserving the DIP Agents’ and the DIP Lenders’ right to reimbursement and indemnification from the Debtors pursuant and subject to the terms of the DIP Credit Agreements and the DIP Orders; provided that any Claim or right to

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payment on account of such indemnification shall be an Administrative Claim regardless of whether such Claim or right to payment was filed by the Administrative Claim Bar Date.

133.Notwithstanding the forgoing or anything to the contrary in the Plan or this Confirmation Order, the First Lien Credit Agreement shall continue in effect solely for the purpose of: (a) allowing the First Lien Agents to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 3 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the First Lien Agents’ right to payment of its fees and expenses, and allowing the First Lien Agents to exercise any charging lien for the payment of its fees and expenses and for indemnification, pursuant to the terms of the First Lien Credit Agreement; and (c) preserving the right of the First Lien Agents to indemnification from the Debtors pursuant and subject to the terms of the First Lien Credit Agreement.

134.Notwithstanding the forgoing or anything to the contrary in the Plan or this Confirmation Order, the Second Lien Credit Agreement shall continue in effect solely for the purpose of: (a) allowing the Second Lien Agent to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 4 (with respect to the Second Lien Secured Claims) and, to the extent applicable, in Class 5 and Class 6 (with respect to the Second Lien Deficiency Claims) on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the Second Lien Agent’s right to payment of its fees and expenses, and allowing the Second Lien Agent to exercise its charging lien for the payment of its fees and expenses and for indemnification, pursuant to the terms of the Second Lien Credit Agreement; and (c) preserving the right of the Second Lien Agent to indemnification from the Debtors pursuant and subject to the terms of the Second Lien Credit Agreement.

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HH.	Return of Deposits.

135.All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the chapter 11 cases (collectively, the “Deposits”), whether pursuant to the Order (I) (A) Approving the Debtors’ Proposed Form of Adequate Assurance of Payment for Future Utility Services, (B) Approving the Debtors’ Proposed Procedures for Resolving Additional Assurance Requests, and (C) Prohibiting Utility Providers from Altering, Refusing or Discontinuing Services; and (II) Granting Related Relief [Docket No. 168] or otherwise, including water, sewer service, telecommunications, data, cable, waste disposal, gas, electric, and other similar services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, on the Effective Date.

136.The Reorganized Debtors are entitled to withdraw and keep any and all Deposits that they hold.

II.	Effect of Confirmation Order on Other Orders.

137.Unless expressly provided for herein, nothing in the Plan or this Confirmation Order shall affect any orders entered in the chapter 11 cases pursuant to section 365 of the Bankruptcy Code or Bankruptcy Rule 9019.

JJ.	Inconsistency.

138.In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order).  In the event of an inconsistency between the Restructuring Support Agreement and the Plan, the Plan

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shall control.  In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

KK.	Injunctions and Automatic Stay.

139.Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the chapter 11 cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on this Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect through and including the Effective Date.  All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

LL.	Authorization to Consummate.

140.The Debtors are authorized to consummate the Plan and the Restructuring Transactions and finalize and implement the Plan Documents at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to consummation set forth in Article IX of the Plan.

MM.	Substantial Consummation.

141.On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127(b) of the Bankruptcy Code.

NN.	No Waiver.

142.The failure to specifically include any particular Plan Document or provision of the Plan or other Plan Document in this Confirmation Order will not diminish the effectiveness of such document or Plan provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference.

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OO.	Severability.

143.Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified except in accordance with Article X.A of the Plan; and (c) nonseverable and mutually dependent.

PP.	Effect of Non-Occurrence of Effective Date.

144.If the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement, compromise, release, waiver, discharge, and exculpation embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, the Global Settlement, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and without legal effect; and (c) nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

QQ.	Debtors’ Actions Post-Confirmation Through the Effective Date.

145.During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate their business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

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RR.	Dissolution of the Committee.

146.On the Effective Date, the Committee shall dissolve automatically; provided, however, that, following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Committee is a party.  Upon the dissolution of the Committee, the Committee Members and their respective Professionals will cease to have any duty, obligation or role arising from or related to the chapter 11 cases and shall be released and discharged from all rights and duties from or related to the chapter 11 cases.  The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date, except for the limited purposes identified above.

SS.	Continued Effect of Stays and Injunction.

147.Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the chapter 11 cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

TT.	Reports.

148.After the Confirmation Date, the Debtors have no obligation to File with the Court or serve on any parties reports that the Debtors were obligated to File under the Bankruptcy Code or a prior order of the Court, including monthly operating reports (except for any periods for which a monthly operating report was not Filed before the Confirmation Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that

69

the Debtors shall continue to comply with the U.S. Trustee’s quarterly reporting requirements.  After the Confirmation Date, the Debtors (or Reorganized Debtors) shall file and serve upon the U.S. Trustee operating reports on a quarterly basis in accordance with the U.S. Trustee Guidelines for Debtors in Chapter 11 until the entry of a final decree, the cases are converted to cases under chapter 7 of the Bankruptcy Code or the cases are dismissed.

UU.	Conditions to Effective Date.

149.The Plan shall not become effective unless and until the conditions set forth in Article IX of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.  Each of the conditions set forth in Article IX of the Plan is reasonably likely to be satisfied or waived in accordance with the Plan.

VV.	Waiver of 14-Day Stay.

150.Notwithstanding any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062), this Confirmation Order is effective immediately and not subject to any stay, sufficient cause having been shown.

WW.	Modification of Plan Supplement.

151.Subject to the terms of the Plan, this Confirmation Order and the Restructuring Support Agreement, the Debtors are authorized to modify and amend the Plan Supplement through and including the Effective Date, and to take all actions necessary and appropriate to effect the transactions contemplated therein through, including and following the Effective Date.

XX.	Post-Confirmation Modification of the Plan.

152.Subject to the terms of the Plan, this Confirmation Order and the Restructuring Support Agreement, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Article X.A of the Plan, without further order of this Court.

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YY.	Final Order.

153.This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

ZZ.	Local Bankruptcy Rules 3021-1(b) and 3022-1.

154.Pursuant to Local Bankruptcy Rule 3021-1, the time table for achieving substantial consummation of the Plan and entry of a final decree closing the chapter 11 cases is as follows:

(a)

Substantial Consummation of the Plan.  The Debtors anticipate that the Effective Date and substantial consummation of the Plan will occur in October 2020, or as soon as reasonably practicable thereafter.

(b)

Distributions.  Except as otherwise provided in the Plan, on the Effective Date or the Initial Unsecured Claims Distribution Date, as applicable, or as soon as reasonably practicable thereafter (or, (a) if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter or (b) with respect to General Unsecured Claims and Hudson Notes Claims,  if such Claim is not an Allowed Claim on the Initial Unsecured Claims Distribution Date, on the next Quarterly Unsecured Claims Distribution Date), the Distribution Agent shall make distributions under the Plan on account of each Holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are disputed Claims, distributions on account of any such disputed Claims shall be made pursuant to the provisions set forth in Article VI.  Except as specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

(c)

Resolution of Claims.  The Debtors or Reorganized Debtors, as applicable, as applicable shall resolve Disputed Claims against the Debtors’ Estates consistent with the provisions of Article VII of the Plan.

(d)

Post-Confirmation Status Reports.  The Reorganized Debtors shall file post-Confirmation disbursement and status reports every six (6) months until the chapter 11 cases are closed by means of a final decree, converted to a case under chapter 7, or dismissed, whichever happens earlier.

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(e)

Motion for Final Decree.  Consistent with Bankruptcy Rule 3022 and Local Bankruptcy Rule 3022-1, within fourteen (14) days following the full administration of the Debtors’ Estates, the Reorganized Debtors shall file, on notice to the U.S. Trustee, an application and a proposed order for a final decree.

AAA.	Retention of Jurisdiction.

155.Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, this Court shall, to the fullest extent legally permissible, retain exclusive jurisdiction over the chapter 11 cases and all matters arising under, arising out of, or related to, the chapter 11 cases, including all matters listed in Article XI of the Plan, as well as for the purposes set forth in section 1142 of the Bankruptcy Code.

Dated:	September ___, 2020
New York, New York

THE HONORABLE SEAN H. LANE UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Fifth Amended Joint Chapter 11 Plan of Reorganization of Centric

Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re: Centric Brands Inc., et al.,1 Debtors.	Chapter 11 Case No. 20-22637 (SHL) (Jointly Administered)

FIFTH AMENDED JOINT CHAPTER 11 PLAN OF
REORGANIZATION OF CENTRIC BRANDS INC. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Ropes & Gray LLP

Gregg M. Galardi

Cristine Pirro Schwarzman

Daniel G. Egan

Emily Kehoe

1211 Avenue of the Americas

New York, New York 10036-8704

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

Counsel to the Debtors and Debtors in Possession

Dated: September 18, 2020

1      The Debtors in these chapter 11 cases, for which joint administration has been granted, along with the last four digits of their federal tax identification numbers, are as follows: Centric Brands Inc. (8178); Added Extras LLC (5851); American Marketing Enterprises Inc. (9672); Briefly Stated Holdings, Inc. (9890); Briefly Stated Inc. (6765); Centric Bebe LLC (2263); Centric Brands Holding LLC (3107); DBG Holdings Subsidiary Inc. (4795); DBG Subsidiary Inc. (6315); DFBG Swims, LLC (8035); F&T Apparel LLC (9183); Centric Accessories Group LLC (3904); Centric Beauty LLC (8044); Centric Denim Retail LLC (1013); Centric Denim USA, LLC (9608); Centric Jewelry Inc. (6431); Centric Socks LLC (2887); Centric West LLC (3064); Centric-BCBG LLC (5700); Centric-BCBG Retail LLC (4915); HC Acquisition Holdings, Inc. (4381); Hudson Clothing, LLC (2491); Hudson Clothing Holdings, Inc. (4298); Innovo West Sales, Inc. (8471); KHQ Athletics LLC (7413); KHQ Investment LLC (0014); Lotta Luv Beauty LLC (0202); Marco Brunelli IP, LLC (0227); RG Parent LLC (4002); RGH Group LLC (9853); Robert Graham Designs, LLC (1207); Robert Graham Holdings, LLC (0213); Robert Graham Retail LLC (7152); Rosetti Handbags and Accessories, Ltd. (2905); and VZI Investment Corp. (5233).

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1

A.	Defined Terms	1
B.	Rules of Interpretation	22
C.	Computation of Time	23
D.	Governing Law	23
E.	Reference to Monetary Figures	23
F.	Reference to the Debtors or the Reorganized Debtors	23
G.	Controlling Document	23

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		23

A.	Administrative Claims	24
B.	PNC Securitization Facility Claims	24
C.	L/C Facility Claims	25
D.	DIP Claims	25
E.	Professional Fee Claims	27
F.	Priority Tax Claims	28
G.	Payment of U.S. Trustee Statutory Fees	28

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		28

A.	Summary of Classification	28
B.	Class Identification	29
C.	Treatment of Claims and Interests	29
D.	Special Provision Governing Unimpaired Claims	34
E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	34
F.	Elimination of Vacant Classes	34
G.	Voting Classes; Presumed Acceptance by Non-Voting Classes	34
H.	Controversy Concerning Impairment	34
I.	Nonconsensual Confirmation	35
J.	Intercompany Claims and Interests	35

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		35

A.	No Substantive Consolidation; General Unsecured Recoveries	35
B.	Sources of Consideration for Plan Distributions	35
C.	Plan Settlement	35
D.	Issuance and Distribution of Reorganized Centric Equity Interests	36
E.	Exit Facilities	36
F.	Claims Cash Pool	39
G.	Corporate Existence	39
H.	Vesting of Assets in the Reorganized Debtors	39
I.	Cancellation of Debt Documents and Existing Securities	40
J.	Corporate Action	41

i

K.	Restructuring Transactions	42
L.	Reorganized Centric Organizational Documents	42
M.	Exemption from Certain Taxes and Fees	43
N.	Preservation of Causes of Action	43
O.	Creditors’ Oversight Administrator	43
P.	Insurance Policies	44
Q.	Management Incentive Plan	45
R.	Employee Benefits	45

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		46

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	46
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	47
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	47
D.	Dispute Resolution	48
E.	Indemnification Obligations and Advancement Obligations	48
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	48
G.	Reservation of Rights	49
H.	Nonoccurrence of Effective Date	49

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		49

A.	Timing and Calculation of Amounts to Be Distributed	49
B.	Rights and Powers of Distribution Agent	50
C.	Special Rules for Distributions to Holders of Disputed Claims	50
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	50
E.	Securities Registration Exemption	53
F.	Compliance with Tax Requirements	53
G.	Allocations	54
H.	No Postpetition Interest on Claims	54
I.	Setoffs and Recoupment	54
J.	Claims Paid or Payable by Third Parties	54

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		55

A.	Allowance of Claims	55
B.	Claims Administration Responsibilities	55
C.	Estimation of Claims	56
D.	Adjustment to Claims Register Without Objection	56
E.	Time to File Objections to Claims	56
F.	Disallowance of Claims	57
G.	Amendments to Claims	57
H.	Distributions After Allowance	57
I.	Single Satisfaction of Claims	57

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		57

ii

A.	Compromise and Settlement of Claims, Interests, and Controversies	57
B.	Discharge of Claims and Termination of Interests	58
C.	Debtor Release	58
D.	Third Party Release	59
E.	Exculpation	61
F.	Injunction	61
G.	Subordination Rights	62
H.	Release of Liens	62

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		63

A.	Conditions Precedent to the Effective Date	63
B.	Conditions Precedent to the Releases	64
C.	Waiver of Conditions	65
D.	Substantial Consummation	65
E.	Effect of Non-Occurrence of Conditions to the Effective Date	65

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		65

A.	Modification and Amendments	65
B.	Effect of Confirmation on Modifications	65
C.	Revocation or Withdrawal of the Plan	66

ARTICLE XI. RETENTION OF JURISDICTION		66

ARTICLE XII. MISCELLANEOUS PROVISIONS		69

A.	Immediate Binding Effect	69
B.	Additional Documents	69
C.	Reservation of Rights	69
D.	Successors and Assigns	69
E.	Service of Documents	69
F.	Term of Injunctions or Stays	71
G.	Entire Agreement	71
H.	Non-severability of Plan Provisions	71
I.	Dissolution of Committee	71

iii

INTRODUCTION

Centric Brands Inc. and its debtor affiliates propose this fifth amended joint plan of reorganization pursuant to chapter 11 of title 11 of the United States Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW

A.            Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.          “2020 Term Loans” has the meaning set forth in the First Lien Credit Agreement.

2.          “2024 Convertible Notes” means those certain Convertible Promissory Notes, dated October 29, 2018, issued by Centric to funds managed by GSO Capital Partners LP and funds managed by Blackstone Tactical Opportunities Advisors L.L.C. (as amended from time to time).

3.          “2024 Convertible Notes Claims” means Claims arising under, derived from, or based on the 2024 Convertible Notes.

4.          “ACF” means ACF FINCO I LP.

5.          “Administrative Claim” means a Claim for costs and expenses of administration of the Estates pursuant to sections 503(b) (including Claims arising under section 503(b)(9) of the Bankruptcy Code), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; (c) Transaction Expenses; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

6.          “Administrative Claims Bar Date” means the first Business Day that is 60 days following the Effective Date, except with respect to Professional Fee Claims and as specifically set forth in the Plan or a Final Order.

7.          “Advancement Obligations” means each of the Debtors’ obligations, if any, to advance expenses in effect as of the Effective Date, whether pursuant to the bylaws, certificates or articles of incorporation or formation, limited liability company agreements, other organizational or formation documents, indemnification agreements, or employment or other contracts, for its current and former directors, managers and officers, in each case, to the extent such current or former director, manager, or officer is a Released Party.

8.          “Affiliate” means, with respect to any specified Entity, any other Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement, or otherwise.

9.          “Allowed” means, with respect to any Claim: (a) a Claim as to which no objection has been filed on or before the Claims Objection Deadline and that is evidenced by a Proof of Claim timely filed by the applicable bar date, if any, or that is not required to be evidenced by a filed Proof of Claim under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim, as applicable, has been timely filed; or (c) a Claim that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable. No Claim asserted on behalf of any class of Persons or Entities shall be Allowed absent certification of such class of Persons or Entities by a court of competent jurisdiction.

10.        “ARCC” means Ares Capital Corporation.

11.        “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule (as may be amended), if any, of certain Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement.

12.        “Avoidance Actions” means any and all actual or potential Claims and Causes of Action arising under chapter 5 of the Bankruptcy Code, including, sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code, and similar applicable non-bankruptcy law.

13.        “Ballot” means a ballot providing for the acceptance or rejection of the Plan and to make an election with respect to the Third Party Release provided by Article VIII.D.

14.        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101– 1532, as amended from time to time.

15.        “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

16.        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

17.        “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

18.        “Cash” means the legal tender of the United States of America or the equivalent thereof.

19.        “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

20.        “Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362; (d) any claim or defense including fraud, mistake, duress, and usury; and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions.

21.        “Centric” means Centric Brands Inc.

22.        “Centric Interests” means (a) all Interests in Centric; and (b) any claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any Interests in Centric.

23.        “Chapter 11 Cases” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

24.        “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

25.        “Claims Cash Pool” means $5,900,000 in Cash, of which (a) $5,800,000 shall be funded to the Claims Cash Pool Account in accordance with Article IV.F and distributed in accordance with the terms and conditions of the Plan; and (b) $100,000 shall constitute the Creditors’ Oversight Administrator Funding Amount.

26.        “Claims Cash Pool Account” means an account to be funded on the Effective Date in accordance with Article IV.F.

27.        “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors Filed before the day that is 180 days after the Effective Date.

28.        “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent in the Chapter 11 Cases.

29.        “Class” means a category of Holders of Claims or Interests as set forth in Article III of this Plan pursuant to section 1122(a) of the Bankruptcy Code.

30.        “Collateral” means any property, wherever located, or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim.

31.        “Committee” means any statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee.

32.        “Committee Members” means each Entity in its capacity as a member of a Committee.

33.        “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

34.        “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

35.        “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

36.        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

37.        “Consenting Creditors” means the Consenting First Lien Lenders, the Consenting Second Lien Lenders, the Consenting DIP Term Loan Lenders, and the Consenting DIP Revolving Loan Lenders.

38.        “Consenting DIP Revolving Loan Lenders” means the DIP Revolving Loan Lenders that have executed the Restructuring Support Agreement.

39.        “Consenting DIP Term Loan Lenders” means the DIP Term Loan Lenders that have executed the Restructuring Support Agreement.

40.        “Consenting First Lien Lenders” means the holders of, nominees, investment managers, advisors or subadvisors to funds and/or accounts, or trustees of trusts that hold outstanding First Lien Loan Claims that have executed the Restructuring Support Agreement.

41.        “Consenting Second Lien Lenders” means the holders of, nominees, investment managers, advisors or subadvisors to funds and/or accounts, or trustees of trusts that hold outstanding Second Lien Loan Claims that have executed the Restructuring Support Agreement.

42.        “Consummation” means the occurrence of the Effective Date.

43.        “Cure Claim” means a monetary Claim based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

44.        “Creditors’ Oversight Administrator” means the individual appointed by the Committee in accordance with Article IV.O of the Plan.

45.        “Creditors’ Oversight Administrator Escrow” means a non-interest-bearing escrow account established and funded pursuant to Article IV.O.

46.        “Creditors’ Oversight Administrator Funding Amount” means $100,000 to be funded to the Creditors’ Oversight Administrator Escrow from the Claims Cash Pool on the Effective Date for the reasonable and documented fees and expenses of the Creditors’ Oversight Administrator.

47.        “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors that cover current or former directors’, managers’, and officers’ liability.

48.        “Debtor Release” means the releases set forth in Article VIII.C of this Plan.

49.        “Debtors” means, collectively: (a) Centric; (b) Added Extras LLC; (c) American Marketing Enterprises Inc.; (d) Briefly Stated Holdings, Inc.; (e) Briefly Stated Inc.; (f) Centric Bebe LLC; (g) Centric Brands Holding LLC; (h) DBG Holdings Subsidiary Inc.; (i) DBG Subsidiary Inc.; (j) DFBG Swims, LLC; (k) F&T Apparel LLC; (l) Centric Accessories Group LLC; (m) Centric Beauty LLC; (n) Centric Denim Retail LLC; (o) Centric Denim USA, LLC; (p) Centric Jewelry Inc.; (q) Centric Socks LLC; (r) Centric West LLC; (s) Centric-BCBG  LLC; (t) Centric-BCBG  Retail LLC; (u)  HC Acquisition Holdings,  Inc.; (v)  Hudson Clothing, LLC; (w) Hudson Clothing  Holdings,  Inc.; (x)  Innovo  West  Sales,  Inc.; (y)  KHQ  Athletics LLC; (z) KHQ Investment LLC; (aa) Lotta Luv Beauty LLC; (bb) Marco Brunelli IP, LLC; (cc) RG Parent LLC; (dd) RGH Group LLC; (ee) Robert Graham Designs, LLC; (ff) Robert Graham Holdings, LLC; (gg) Robert Graham Retail LLC; (hh) Rosetti Handbags and Accessories, Ltd.; and (ii) VZI Investment Corp., the debtors and debtors in possession in the Chapter 11 Cases.

50.        “DIP Agents” means, collectively, the DIP Revolving Credit Facility Agent, the DIP Term Loan Agent, and the Supplemental DIP Financing Agent (if any), including any successors thereto.

51.        “DIP Claims” means, collectively the DIP Revolving Loan Claims, the DIP Term Loan Claims, and the Supplemental DIP Financing Facility Claims (if any).

52.        “DIP Credit Agreements” means, collectively, the DIP Revolving Loan Credit Agreement, the DIP Term Loan Credit Agreement, and the Supplemental DIP Financing Agreement (if any).

53.        “DIP Facilities” means, collectively, the DIP Revolving Credit Facility, the DIP Term Loan Facility, and the Supplemental DIP Financing Facility (if any).

54.        “DIP Lenders” means, collectively, the DIP Revolving Loan Lenders, the DIP Term Loan Lenders, and the Supplemental DIP Financing Lenders (if any).

55.        “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

56.        “DIP Revolving Credit Facility” means the post-petition senior secured debtor in possession asset based revolving credit facility pursuant to the DIP Revolving Loan Credit Agreement.

57.         “DIP Revolving Credit Facility Agent” means ACF, as collateral agent under the DIP Revolving Loan Credit Agreement and as administrative agent for all lenders under the DIP Revolving Loan Documents.

58.        “DIP Revolving Loan Claims” means any Claim on account of the DIP Revolving Loans.

59.        “DIP Revolving Loan Credit Agreement” means that certain Senior Secured Priming and Superpriority Debtor in Possession Asset-Based Revolving Credit, Security and Guaranty Agreement, dated May 20, 2020, among Centric, as borrower, the guarantors party thereto, the lenders party thereto and ACF, as administrative and collateral agent (as may be amended, restated, supplemented or otherwise modified in accordance with its terms).

60.        “DIP Revolving Loan Documents” means the DIP Revolving Loan Credit Agreement and all agreements, documents and instruments delivered or executed in connection therewith.

61.         “DIP Revolving Loan Lenders” means the lenders party to the DIP Revolving Loan Credit Agreement from time to time.

62.        “DIP Revolving Loans” means the revolving loans borrowed and letters of credit issued under the DIP Revolving Loan Credit Agreement.

63.        “DIP Revolving Roll Up Claims” means any Claims arising under, derived from, or based on the First Lien Revolving Loans that are rolled into the DIP Revolving Credit Facility pursuant to the DIP Orders.

64.         “DIP Term Loan/1L Term Loan Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated May 20, 2020, that, among other things, sets forth the relative rights of the DIP Term Loan Lenders and the First Lien Term Loan Lenders in the Collateral securing the DIP Term Loan Claims and the First Lien Term Loan Claims.

65.        “DIP Term Loan Agent” means U.S. Bank National Association, in its capacity as administrative agent and collateral agent under the DIP Term Loan Credit Agreement.

66.         “DIP Term Loan Claims” means any Claim on account of the DIP Term Loans.

67.        “DIP Term Loan Credit Agreement” means that certain Senior Secured Debtor In Possession Credit, Security and Guaranty Agreement, dated May 20, 2020, among Centric, as borrower, the guarantors party thereto, the lenders party thereto and U.S. Bank, National Association, as administrative and collateral agent (as may be amended, restated, supplemented or otherwise modified in accordance with its terms).

68.        “DIP Term Loan Documents” means the DIP Term Loan Credit Agreement and all agreements, documents and instruments delivered or executed in connection therewith.

69.        “DIP Term Loan Facility” means that certain senior secured multiple draw term loan facility including any interest paid in-kind and added to the principal amount of the obligations thereunder, pursuant to the DIP Term Loan Credit Agreement.

70.        “DIP Term Loan Lenders” means the lenders party to the DIP Term Loan Credit Agreement from time to time.

71.        “DIP Term Loans” means the term loans borrowed under the DIP Term Loan Credit Agreement.

72.         “Disclosure Statement” means the disclosure statement (as may be further amended, supplemented, or modified from time to time in accordance with its terms) for the Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

73.        “Disclosure Statement Order” means a Final Order of the Bankruptcy Court approving the Disclosure Statement.

74.        “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

75.        “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the Voting Deadline.

76.        “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors and the Required Consenting Creditors on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B).

77.        “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

78.        “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

79.        “Exculpated Parties” means, collectively: (a) each Debtor and such Debtor’s current and former Affiliates, and its and their current and former directors, managers, officers, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each solely in their capacity as such; (b) the Consenting Creditors; (c) the DIP Lenders; (d) the lenders that provided the 2020 Term Loans; (e) the DIP Agents; (f) First Lien Agents; (g) the Second Lien Agent; (h) PNC and each other party to the PNC Sale Agreement Documents; (i) PNC in its capacity as letter of credit bank under the L/C Facility; (j) the Exit  Financing  Agents; (k) the Exit  Financing Lenders; (l) the Specified Equity Holders; (m) the Committee; (n) each member of the Committee, solely in its capacity as such; and (o) with respect to each of the foregoing clauses (b) through (n), each such entity’s current and former Affiliates, and such entities’ and their current and former affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each solely in their capacity as such.

80.        “Executory Contract” means a contract to which one or more of the Debtors are party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

81.        “Exit Facilities” means, collectively, (i) the Exit First Lien Term Loan Facility, (ii) the Exit First Lien Revolving Loan Facility, and (iii) the Exit Securitization Facility.

82.        “Exit Facilities Documents” means any documents or agreements governing the Exit Facilities, including the credit agreements and receivables purchase agreements governing the Exit Facilities, and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents.

83.        “Exit Financing Agents” means the Exit First Lien Revolving Loan Facility Agent, the Exit Securitization Facility Agent and the Exit First Lien Term Loan Agent.

84.        “Exit Financing Lenders” means the Exit First Lien Revolving Loan Lenders, the Exit Securitization Facility Lenders and the Exit First Lien Term Loan Lenders.

85.        “Exit First Lien Credit Agreement” means the credit agreement delivered or entered into in connection with the Exit First Lien Term Loan Facility and the Exit First Lien Revolving Loan Facility, which shall be consistent with the Restructuring Support Agreement and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

86.        “Exit First Lien Revolving Loan Facility” means a new asset-based revolving loan facility in an aggregate commitment amount of $275,000,000 pursuant to the Exit First Lien Revolving Loan Facility Documents.

87.        “Exit First Lien Revolving Loan Facility Agent” means any agent under the Exit First Lien Revolving Loan Facility in accordance with the Exit First Lien Revolving Loan Facility Documents.

88.        “Exit First Lien Revolving Loan Facility Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the Exit First Lien Revolving Loan Facility (including any intercreditor agreements, guarantee agreements, pledge and collateral agreements, and other security documents), which shall be consistent with the Restructuring Support Agreement and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

89.        “Exit First Lien Revolving Loan Lenders” means any lender under the Exit First Lien Revolving Loan Facility in accordance with the Exit First Lien Revolving Loan Facility Documents.

90.        “Exit First Lien Term Loan Agent” means any agent under the Exit First Lien Term Loan Facility in accordance with the Exit First Lien Term Loan Facility Documents.

91.        “Exit First Lien Term Loan Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the Exit First Lien Term Loan Facility (including any intercreditor agreements, guarantee agreements, pledge and collateral agreements, and other security documents), which shall be consistent with the Restructuring Support Agreement and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

92.        “Exit First Lien Term Loan Facility” means a new term loan facility in an aggregate principal amount equal to the sum of (a) the amount of DIP Term Loan Facility Claims (including all interest accrued thereunder through the Effective Date) plus (b) the amount of all First Lien Term Loan Claims (including all interest accrued thereunder through the Effective Date) pursuant to the Exit First Lien Term Loan Documents.

93.        “Exit First Lien Term Loan Lenders” means any lender under the Exit First Lien Term Loan Facility in accordance with the Exit First Lien Term Loan Facility Documents.

94.        “Exit Securitization Facility” shall have the meaning set forth in Article IV.E.2 hereof.

95.        “Exit Securitization Facility Agent” means any agent under the Exit Securitization Facility in accordance with the Exit Securitization Facility Documents.

96.        “Exit Securitization Facility Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the Exit Securitization Facility (including any intercreditor agreements, purchase and sale agreements, guarantee agreements, pledge and collateral agreements, and other security documents), which shall be consistent with the Plan and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

97.        “Exit Securitization Lenders” means any lenders under the Exit Securitization Facility in accordance with the Exit Securitization Facility Documents.

98.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent.

99.        “Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Prepetition Secured Parties; (III) Modifying The Automatic Stay; and (IV) Granting Related Relief [Docket No. 220].

100.      “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not preclude such order from being a Final Order.

101.      “Final PNC Receivables Order” means the Final Order (I) Authorizing Certain Debtors to Continue Selling Receivables and Related Rights Pursuant to a Securitization Facility, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket No. 221].

102.      “First Lien Agents” means collectively, the First Lien Term Loan Agent and the First Lien Revolving Agent.

103.      “First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of October 29, 2018 (as amended by (i) that certain Amendment No. 1 and Waiver to Credit Agreement, dated as of April 17, 2019, (ii) that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020 and (iii) that certain Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Centric (F/K/A

Differential Brands Group Inc.), as borrower, the lenders from time to time party thereto, the First Lien Revolving Agent, the First Lien Term Loan Agent and HPS Investment Partners, LLC, as documentation agent.

104.      “First Lien Lenders” means Holders of the First Lien Loan Claims.

105.      “First Lien Loan Claims” means any Claim arising under, derived from, or based on the First Lien Loans, other than the DIP Revolving Roll Up Claims.

106.      “First Lien Loans” means the First Lien Term Loans and the First Lien Revolving Loans.

107.      “First Lien Revolving Agent” means ACF in its capacity as revolving agent under the First Lien Credit Agreement, including any successor thereto.

108.      “First Lien Revolving Loan Claims” means any Claim arising under, derived from, or based on the First Lien Revolving Loans, other than the DIP Revolving Roll Up Claims.

109.      “First Lien Revolving Loans” means the revolving loans borrowed and letters of credit issued (solely to the extent not rolled up into DIP Revolving Loan Claims) under, and on the terms set forth in, the First Lien Credit Agreement; provided, for the avoidance of doubt, that in no event shall the First Lien Revolving Loan Claims and the DIP Revolving Loan Claims be deemed to be outstanding simultaneously, nor shall they both counted together for the same purpose for any reason under the Restructuring Support Agreement or the Plan.

110.       “First Lien Term Loan Agent” means ARCC in its capacity as administrative agent and ACF in its capacity as collateral agent under the First Lien Credit Agreement, including any successors thereto.

111.      “First Lien Term Loan Claims” means any Claim arising under, derived from, or based on the First Lien Term Loans.

112.      “First Lien Term Loan Lenders” means Holders of the First Lien Term Loan Claims.

113.      “First Lien Term Loans” means the term loans (other than the 2020 Term Loans), borrowed under, and on the terms set forth in, the First Lien Credit Agreement.

114.       “General Unsecured Claim” means any Claim other than an Other Secured Claim, First Lien Loan Claim, PNC Securitization Facility Claim, Second Lien Secured Claim, DIP Claim, L/C Facility Claim, Hudson Notes Claim, Intercompany Claim, Intercompany Interest, Administrative Claims, Priority Tax Claim, Other Priority Claim, Professional Fee Claim, or Subordination Claim. For the avoidance of doubt, the Second Lien Deficiency Claims and the 2024 Convertible Notes Claim shall be General Unsecured Claims for purposes of the Plan.

115.      “GBG Acquisition” means the acquisition by the Debtors of a significant portion of the North American licensing business of Global Brands Group Holding Limited, which was consummated on October 29, 2018.

116.      “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

117.      “Guarantors” means, each Debtor other than Centric.

118.      “Holder” means an Entity holding a Claim or an Interest, as applicable, each solely in its capacity as such.

119.      “HPS” means HPS Investment Partners, LLC and/or its managed funds or Affiliates.

120.      “Hudson Notes” means those certain Subordinated Convertible Promissory Notes, dated January 28, 2016, issued by Centric pursuant to that certain Rollover Agreement, dated as of September 8, 2015 among Joe's Jeans Inc. and each of the noteholders party thereto (as amended from time to time).

121.      “Hudson Notes Claims” means any Claims arising under, derived from, or related to the Hudson Notes.

122.      “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

123.      “Indemnification Obligations” means each of the Debtors’ indemnification obligations in effect as of the Effective Date, whether pursuant to the bylaws, certificates or articles of incorporation or formation, limited liability company agreements, other organizational or formation documents, indemnification agreements, or employment or other contracts, for its current and former directors, managers and officers, in each case, to the extent such current and former director, manager, or officer is a Released Party.

124.      “Initial Unsecured Claims Distribution Date” means the date on which the Distribution Agent shall make initial distributions to Holders of Allowed General Unsecured Claims and Allowed Hudson Notes Claims pursuant to the Plan from the Claims Cash Pool Account, which date shall be determined by the Distribution Agent in consultation with the Creditors’ Oversight Administrator; provided, that the Distribution Agent shall use commercially reasonable efforts to cause the Initial Unsecured Claims Distribution Date to occur no later than December 15, 2020.

125.      “Intercompany Claims” means, collectively, any Claim held by a Debtor against another Debtor. For the avoidance of doubt, any claims held by any of the Debtors against the Debtors’ non-debtor Affiliate Spring Funding, LLC is not an Intercompany Claim.

126.      “Intercompany Interest” means any Interest held by a Debtor in another Debtor or a non-Debtor subsidiary.

127.      “Interests” means, collectively, the shares (or any class thereof) of common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement) and claims under section 510(b) of the Bankruptcy Code.

128.      “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A)  Obtain Postpetition Financing, (B) Grant Senior Secured Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Prepetition Secured Parties; (III) Modifying The Automatic Stay; (IV) Scheduling Final Hearing; and (V) Granting Related Relief [Docket No. 59].

129.      “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

130.      “L/C Facility” means the letter of credit facility with PNC governed by the L/C Facility Agreement.

131.      “L/C Facility Agreement” means the Reimbursement Agreement for the Standby and Commercial Letter(s) of Credit, dated as of July 1, 2020, between Centric Brands Inc. and PNC Bank, National Association.

132.       “L/C Facility Claim” means any and all Claims constituting L/C Obligations as such term is defined in the L/C Order.

133.       “L/C Order” means the Order (I) Authorizing the Debtors to (A) Enter into New Letter of Credit Facility and (B) Grant Senior Secured Liens to Cash Collateralize Letters of Credit and Superpriority Administrative Expense Claims; (II) Modifying the Automatic Stay; and (III) Granting Related Relief [Docket No. 324].

134.      “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

135.      “Management Incentive Plan” means a management incentive plan to be adopted by the Reorganized Centric Board on or after the Effective Date.

136.      “Maximum Revolving Loan Facility Size” shall have the meaning set forth in Article IV.E.1 hereof.

137.      “New Management Agreements” means new employment agreements with the Reorganized Debtors’ management team (on substantially similar economic terms to existing employment agreements), which shall be acceptable to the applicable management team member and reasonably acceptable to the Debtors and the Required Consenting Creditors.

138.      “Notice and Claims Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors pursuant to the Order Appointing Prime Clerk LLC as Claims and Noticing Agent [Docket No. 62] and any other Final Order.

139.      “Notice of Non-Voting Status” means each of the notices of non-voting status distributed pursuant to the Disclosure Statement Order to (a) Holders of Impaired Claims and Interests that are deemed to reject the Plan and (b) Holders of Unimpaired Claims and Interests that are deemed to accept the Plan.

140.      “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) a DIP Claim; or (d) a Professional Fee Claim.

141.      “Other Secured Claim” means any Secured Claim against any Debtor, other than: (a) DIP Facility Claims, (b) First Lien Term Loan Claims, (c) First Lien Revolving Loan Claims, (d)  Second Lien Secured Claims; (e) PNC Securitization Facility Claims; and (f) L/C Facility Claims. “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on Collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

142.      “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

143.      “Petition Date” means May 18, 2020.

144.      “Plan” means this Fifth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc., and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including the Plan Supplement and all exhibits hereto and thereto), as the same may be amended, modified, supplemented or amended and restated from time to time in accordance with the terms hereof, and in accordance with the terms of the Restructuring Support Agreement, the Bankruptcy Code and the Bankruptcy Rules.

145.      “Plan Objection Deadline” means the date by which all objections to the Confirmation of the Plan must be filed with the Bankruptcy Court and served the Debtors, the Consenting Creditors, and certain other parties in interest, in accordance with the Disclosure Statement Order.

146.      “Plan Settlement” means the settlements as may be incorporated in the Plan as set forth in Article IV.C of the Plan.

147.      “Plan Supplement” means a supplemental appendix to the Plan, which shall be Filed with the Bankruptcy Court not later than seven (7) calendar days prior to the Plan Objection Deadline and shall contain, among other things, draft forms of documents (or term sheets thereof), schedules, and exhibits to the Plan, including, but not limited to, the following (each of which must be in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors): (a) the Assumed Executory Contracts and Unexpired Leases Schedule; (b) the identity of the known members of the Reorganized Centric Board and executive management for Reorganized Centric; (c) the Retained Causes of Action Schedule; (d) the Released Causes of Action Schedule; (e) a description of Restructuring Transactions; and (f) in each case, with the consent of the Required Consenting Creditors, either a term sheet summary of, or the form of, (1) the Reorganized Centric Organizational Documents for Reorganized Centric only, (2) the New Management Agreements, (3) the Exit First Lien Revolving Loan Facility Documents, (4) the Exit Securitization Facility Documents and (5) the Exit First Lien Term Loan Facility Documents. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (f), as applicable. The Debtors shall be entitled to amend such documents in accordance with their respective terms and Article X of the Plan through and including the Effective Date.

148.      “PNC” means PNC Bank, National Association.

149.      “PNC Sale Agreement Documents” means (i) that certain Amended and Restated Purchase and Sale Agreement, dated May 20, 2020, among Centric, as Servicer, certain subsidiaries of Centric, as Originators and Spring Funding, LLC, as Buyer (as amended from time to time) and (ii) that certain Amended and Restated Receivables Purchase Agreement, dated May 20, 2020, among Spring Funding, LLC, as Seller, Centric, as initial Servicer, certain purchasers party thereto, PNC Bank, National Association as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent (as amended from time to time).

150.      “PNC Securitization Facility” means that certain trade receivables securitization facility pursuant to the PNC Sale Agreement Documents.

151.      “PNC Securitization Facility Agent” means PNC Bank, National Association in its capacity as administrative agent, and PNC Capital Markets LLC, in its capacity as structuring agent under the PNC Sale Agreement Documents, including any successors thereto.

152.      “PNC Securitization Facility Claims” means any and all Claims constituting Securitization Facility Obligations as such term is defined in the Final PNC Receivables Order.

153.      “Prepetition Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of October 29, 2018 (as amended, restated, modified and supplemented from time to time) by and among ACF, in its capacity as collateral agent under the First Lien Credit Agreement and U.S. Bank National Association, solely in its capacity as collateral agent under the Second Lien Credit Agreement which governs the relative rights and priorities of ACF, on the one hand, and U.S. Bank National Association, on the other hand.

154.       “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

155.      “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable.

156.      “Professional” means an Entity: (a) employed pursuant to a Final Order of the Bankruptcy Court in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

157.      “Professional Fee Claims” means all Claims for fees and expenses (including transaction, completion, and success fees) incurred by a Professional on or after the Petition Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

158.      “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Article II.E.2.

159.      “Professional Fee Escrow” means a non-interest-bearing escrow account established and funded pursuant to Article II.E.3.

160.      “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

161.      “Quarterly Unsecured Claims Distribution Date” means the first Business Day after the end of each quarter (i.e., March 15, 2021, June 15, 2021, and September 15, 2021) occurring after the Initial Unsecured Claims Distribution Date; provided, that the Distribution Agent may, in its reasonable discretion and in consultation with the Creditors’ Oversight Administrator, determine whether a distribution shall be made on each Quarterly Unsecured Claims Distribution Date.

162.      “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

163.      “Released Causes of Action Schedule” means the schedule (as may be amended), if any, of certain Causes of Action that will be released by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement.

164.      “Released Party” means, collectively: (a) each Debtor and such Debtor’s current and former directors, managers, officers, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, each solely in their capacity as such; (b) the Consenting Creditors; (c) the DIP Lenders; (d) the lenders that provided the 2020 Term Loans; (e) the DIP Agents; (f) First Lien Agents; (g) the Second Lien Agent; (h) PNC and each other party from time to time party to the PNC Sale Agreement Documents; (i) PNC in its capacity as letter of credit bank under the L/C Facility; (j) the Exit Financing Agents; (k) the Exit Financing Lenders; (l) the Specified Equity Holders; and (m) with respect to each of the foregoing clauses (b) through (l), each such entity’s current and former Affiliates, and such entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each solely in their capacity as such.

165.      “Releasing Party” means each of the following in their capacity as such: (a) all Released Parties; (b) each Holder of an Unimpaired Claim or Interest who is presumed to accept the Plan and who does not check the box on the applicable Notice of Non-Voting Status indicating that it opts not to grant the releases provided in the Plan; (c) each Holder of an Impaired Claim or Interest who is deemed to reject the Plan and who checks the box on the applicable Notice of Non-Voting Status indicating that it opts to grant the releases provided in the Plan; (d) each Holder of a Claim in Class 3 or Class 4 who does not check the box on its Ballot indicating that it opts not to grant the releases provided in the Plan; (e) each Holder of a Claim in Classes 5 or 6 who checks the box on its Ballot indicating that it opts to grant the releases provided in the Plan; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, and officers, to the extent such director, manager, or officer provides express consent, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each solely in their capacity as such.

166.      “Reorganized Centric” means, on or after the Effective Date, the parent company of the Reorganized Debtors, which parent company may be a corporation, partnership or limited liability company (as determined by the Debtors and Required Consenting Creditors) and may include one or more of the following: (a) Centric, as reorganized, pursuant to and under the Plan or any successor thereto, (b) one or more of the direct or indirect subsidiaries of Centric, or (c) one or more entities formed to acquire all or a portion of the assets of Centric or its direct and indirect subsidiaries through a transaction that may be designed to be a taxable disposition for U.S. federal income tax purposes.

167.      “Reorganized Centric Board” means the initial board of directors, members, or managers, as applicable, of Reorganized Centric, as determined in accordance with the Plan and the Restructuring Support Agreement and the Reorganized Centric Organizational Documents.

168.      “Reorganized Centric Equity Interests” means the common stock, partnership interests, or limited liability company interests of Reorganized Centric, as applicable, to be issued upon the Effective Date in accordance with the Plan and the Restructuring Support Agreement.

169.       “Reorganized Centric Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, limited liability company operating agreements or such other applicable formation documents of each Reorganized Debtor, which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors.

170.      “Reorganized Debtors” means, on or after the Effective Date, Reorganized Centric and each of the other Debtors, as reorganized, pursuant to and under the Plan or any successor thereto, in each case, after giving effect to the Restructuring Transactions.

171.      “Required Consenting Creditors” means, collectively, each of the Required Consenting First Lien Lenders, the Required Consenting Second Lien Lenders, the Required Consenting DIP Revolving Loan Lenders, and the Required Consenting DIP Term Loan Lenders.

172.      “Required Consenting DIP Revolving Loan Lenders” means the Required Lenders as such term is defined in the DIP Revolving Loan Credit Agreement.

173.      “Required Consenting DIP Term Loan Lenders” means, as of the relevant date, Consenting DIP Term Loan Lenders holding at least a majority of the DIP Term Loan Claims.

174.      “Required Consenting First Lien Lenders” means, as of the relevant date, Consenting First Lien Lenders holding at least a majority of the First Lien Term Loans that are held by Consenting First Lien Lenders as of May 17, 2020; provided, however, that the vote of (i) ARCC shall be required to constitute “Required Consenting First Lien Lenders” to the extent it holds at least a majority of the First Lien Term Loan Claims that it held as of May 17, 2020; and (ii)  HPS shall be required to constitute “Required Consenting First Lien Lenders” to the extent it holds at least a majority of the First Lien Term Loan Claims that it held as of May 17, 2020.

175.      “Required Consenting Second Lien Lenders” means, as of the relevant date, Consenting Second Lien Lenders holding at least a majority of the Second Lien Term Loan Claims.

176.      “Restructuring” means the financial restructuring of the existing indebtedness of, equity interests in, and certain other obligations of, the Debtors through the Chapter 11 Cases pursuant to the terms of the Restructuring Support Agreement and the Plan.

177.      “Restructuring Documents” means all agreements, instruments, pleadings, orders, forms, questionnaires and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, this Agreement, the DIP Facilities, the Plan and/or the Restructuring, including, but not limited to, (a) Restructuring Support Agreement, (b) the DIP Credit Agreements, (c) the DIP Orders, (d) the Exit First Lien Revolving Loan Facility Documents,

(e)  the Exit Securitization Facility Documents, (f) the Exit First Lien Term Loan Facility Documents, (g) the Plan, (h) the Plan Supplement, (i) the Disclosure Statement and any motion seeking the approval thereof, (j) the Disclosure Statement Order, (k) the Confirmation Order, (l) any “first day” motions, (m) the ballots, the motion to approve the form of the ballots and the solicitation thereof, and the order of the Bankruptcy Court approving the form of the ballots and the solicitation, and (n) the Reorganized Centric Organizational Documents, each of which shall contain terms and conditions that are consistent in all material respects with the Restructuring Support Agreement and the Plan and shall otherwise be in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors.

178.      “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of May 17, 2020, including the Restructuring Term Sheet, and all schedules and attachments thereto, by and among the Debtors and the Consenting Creditors and the Specified Equity Holders, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, and annexed to the Disclosure Statement as Exhibit F thereto.

179.      “Restructuring Term Sheet” shall have the meaning set forth in the Restructuring Support Agreement.

180.      “Restructuring Transactions” shall have the meaning set forth in Article IV.K hereof.

181.      “Retained Causes of Action Schedule” means the schedule (as may be amended) of certain Causes of Action that will be retained by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement.

182.      “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and substantially in accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

183.      “Second Lien Agent” means U.S. Bank National Association, in its capacity as administrative agent and collateral agent under the Second Lien Credit Agreement, including any successors thereto.

184.      “Second Lien Credit Agreement” means that certain Second Lien Credit Agreement dated as of October 29, 2018 (as amended, by (i) that certain Amendment No. 1 and Waiver to Credit Agreement, dated as of April 17, 2019, (ii) that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020 and (iii) that certain Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020 and as further amended, restated, supplemented or otherwise modified from time to time) by and among Centric (F/K/A Differential Brands Group Inc.), as borrower, the lenders party thereto, and U.S. Bank National Association, as administrative agent and collateral agent.

185.      “Second Lien Deficiency Claims” means any Second Lien Loan Claims, other than the Second Lien Secured Claims, under the Second Lien Credit Agreement, which shall be allowed in the aggregate amount of $553,000,000.2

186.      “Second Lien Lenders” means the Holders of the Second Lien Credit Agreement Claims.

187.      “Second Lien Loan Claims” means any Claims against any Debtor arising under, derived from, or based on the Second Lien Credit Agreement, including any accrued but unpaid interest as of the Petition Date, at the non-default rate under the Second Lien Credit Agreement, which shall (a) be Allowed in an aggregate amount of $724,240,770.19, and (b) shall comprise the Second Lien Secured Claims and the Second Lien Deficiency Claims.

188.      “Second Lien Loans” means the term loans borrowed under, and on the terms set forth in, the Second Lien Credit Agreement.

189.      “Second Lien Secured Claims” means any Second Lien Loan Claim against any Debtor that is a Secured Claim which shall be Allowed in amounts equal to the Allowed Second Lien Loan Claims less the Second Lien Deficiency Claims.

190.      “Secured” means, when referring to a Claim, a Claim secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by a Final Order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable creditor’s interest in such

2       Allowed amount of the Second Lien Deficiency Claim is based on the midpoint of the Debtors’ valuation analysis attached to the Disclosure Statement. Such Allowed amount is subject to adjustment based on valuation as determined by the Bankruptcy Court to the extent different than the midpoint of the Debtors’ valuation analysis.

Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, in each case, as determined pursuant to section 506(a) of the Bankruptcy Code.

191.      “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. For the avoidance of doubt, each Secured Tax Claim is an Other Secured Claim.

192.      “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.

193.      “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

194.      “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn.

195.      “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

196.      “Special Committee” means the committee of independent directors of the Company’s board of directors and includes directors Walter McLallen, Patrick J. Bartels, Jr., and Glenn Krevlin.

197.      “Specified Equity Holders” means GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grands Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings (Cayman)- NQ L.P., and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) - NQ - ESC L.P., in their respective capacities as holders of the Centric Interests.

198.      “Subordination Claims” means any Claim against any Debtor: (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim; or (d) arising under section 510(c) of the Bankruptcy Code; provided that a Subordination Claim shall not include any claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to an equity interest.

199.      “Supplemental DIP Financing Agent” means any agent under the Supplemental DIP Financing in accordance with the Supplemental DIP Financing Documents.

200.      “Supplemental DIP Financing Agreement” means, the credit agreement delivered or entered into in connection with the Supplemental DIP Financing Facility, which shall be consistent with the Restructuring Support Agreement, the Plan and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

201.      “Supplemental DIP Financing Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the Supplemental DIP Financing (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be consistent with the Restructuring Support Agreement, the Plan and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors.

202.      “Supplemental DIP Financing Facility” means any senior secured debtor in possession financing facility provided to the Debtors pursuant to the Supplemental DIP Financing Documents if needed and consistent with the terms of the Restructuring Support Agreement.

203.      “Supplemental DIP Financing Facility Claims” means Claims arising under, derived from, or based on the Supplemental DIP Financing Facility or the Supplemental DIP Financing Documents.

204.      “Supplemental DIP Financing Lenders” means the lenders under the Supplemental DIP Financing Facility in accordance with the Supplemental DIP Financing Documents.

205.      “Tengram” means TCP Denim, LLC, Tengram Capital Partners Fund II, L.P., Tengram Capital Partners Gen 2 Fund, L.P., Tengram Capital Associates, LLC, RG II Blocker, LLC, and any Affiliate of the foregoing (other than the Debtors).

206.      “Tengram Directors” means any current or former directors or managers of the Debtors appointed or designated by Tengram.

207.      “Tengram Payment” means a Cash payment to settle any and all alleged Claims and Causes of Action held by the Debtors against Tengram and the Tengram Directors to be paid to the Claims Cash Pool on the Effective Date or as soon as practicable thereafter, in the amount of $900,000, of which only $25,000 will be paid from the balance sheet of the Reorganized Debtors.

208.      “Third Party Release” means the releases set forth in Article VIII.D of this Plan.

209.      “Transaction Expenses” means all reasonable and documented fees and costs and expenses of each of the Consenting Creditors, in each case (a) in connection with the negotiation, formulation, preparation, execution, delivery, implementation, confirmation, consummation and/or enforcement of the Restructuring Support Agreement, the Plan, the Disclosure Statement and/or any of the other Restructuring Documents, and/or the transactions contemplated thereby, and/or any amendments, waivers, consents, supplements or other modifications to any of the foregoing and (b) as provided in the DIP Orders.

210.      “U.S. Trustee” means the United States Trustee for Region 2.

211.      “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

212.      “Unimpaired” means, with respect to a Claim or a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

213.     “Unsecured” means, with respect to any Claim, any Claim that is not a Secured Claim.

214.      “Voting Deadline” means 5:00 p.m. (Eastern Time) on September 4, 2020, as specifically set forth in the Disclosure Statement Order, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

B.           Rules of Interpretation

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan; (d) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (e) unless otherwise stated herein, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (h) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (i) any capitalized term used herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy  Court in the Chapter 11 Cases; (k)  references to “Proofs of Claim,” “Holders of Claims,” “disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “disputed Interests,” and the like as applicable; (l)  references to “shareholders” shall also include “stockholders,” as such terms are defined under the applicable state corporate or limited liability company laws; (m) references to “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable and vice versa, as such terms are defined under the applicable state corporate or  limited  liability company laws; (n) any immaterial effectuating provisions may be interpreted by the Debtors, with the consent of Required Consenting Creditors (which consent shall not be unreasonably withheld or delayed) and in consultation with the Committee, or after the Effective Date, the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (o) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.           Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.           Governing Law

Unless a rule of law or procedure is supplied by United States federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.            Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.           Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.           Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Restructuring Support Agreement and the Plan, the Plan shall control. In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including PNC Securitization Facility Claims, DIP Claims, Professional Fee Claims, Transaction

Expenses, and Priority Tax Claims have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

A.            Administrative Claims

Except with respect to Professional Fee Claims, Transaction Expenses, PNC Securitization Facility Claims and DIP Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor, prior to the Effective Date, or the applicable Reorganized Debtor after the Effective Date, agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash: (a) if such Administrative Claim is Allowed as of the Effective Date, not later than the Effective Date; (b) if such Administrative Claim is not Allowed as of the Effective Date, upon entry of an Final Order Allowing such Claim, or as soon as reasonably practicable thereafter; provided that if an Allowed Administrative Claim arises from liabilities incurred by the Estates in the ordinary course of business after the Petition Date, such Claim shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course.

Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims, Transaction Expenses, PNC Securitization Facility Claims or DIP Claims, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date; provided, however that the Administrative Claims Bar Date does not apply to Professional Fee Claims, Transaction Expenses or Administrative Claims arising in the ordinary course of business.

Notwithstanding the foregoing, (i) requests for payment of fees and expenses of professionals compensated pursuant to the DIP Orders are not required to File and serve such requests other than in compliance with the procedures set forth in the DIP Orders, and (ii) requests for reimbursement of Transaction Expenses are not required to be Filed and served.

HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY AND ASSETS AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE.

B.            PNC Securitization Facility Claims.

All PNC Securitization Facility Claims shall be Allowed Claims. On or after the Effective Date, unless otherwise agreed by the holder of a PNC Securitization Facility Claim and the applicable Debtor or Reorganized Debtor, Allowed PNC Securitization Facility Claims will be either (a) satisfied in the ordinary course of business in accordance with the terms of the PNC

Securitization Facility, as amended and extended on the Effective Date; or (b) paid in Cash in an amount equal to the full amount of those Claims or otherwise satisfied in full pursuant to the terms of the PNC Securitization Facility.

C.         L/C Facility Claims

All L/C Facility Claims shall be Allowed Claims. On or after the Effective Date, unless otherwise agreed by the holder of a L/C Facility Claim and the applicable Debtor or Reorganized Debtor, Allowed L/C Facility Claims will be either (a) satisfied in the ordinary course of business in accordance with the terms of the L/C Facility, as amended and extended on the Effective Date; or (b) paid in Cash in an amount equal to the full amount of those Claims or otherwise satisfied in full pursuant to the terms of the L/C Facility.

D.         DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount of loans and the amount of letter of credit obligations outstanding under the DIP Credit Agreements on such date, (b) all accrued and unpaid interest thereon to the date of payment and (c) all accrued and unpaid fees, expenses and noncontingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders.

1.          DIP Revolving Loan Claims

Except to the extent that a Holder of an Allowed DIP Revolving Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Revolving Loan Claim, each such Holder of an Allowed DIP Revolving Loan Claim shall either (i) in the event the conditions set forth in the DIP Revolving Loan Credit Agreement regarding the conversion of the DIP Revolving Loan Facility to the Exit First Lien Revolving Credit Facility have been satisfied or waived, receive the face amount of its Allowed DIP Revolving Loan Claim in indebtedness and letter of credit obligations in the Exit First Lien Revolving Loan Facility; or (ii) in the event the Exit First Lien Revolving Loan Facility is not entered into because the conditions set forth in the DIP Revolving Loan Credit Agreement regarding the conversion of the DIP Revolving Loan Facility to the Exit First Lien Revolving Loan Facility have not been satisfied or waived, payment in full in Cash (or delivery of Cash Collateral, in respect of letter of credit obligations in accordance with the terms of the DIP Revolving Loan Credit Agreement). Contemporaneously with satisfaction of the foregoing (i) or (ii), the DIP Revolving Loans and the DIP Revolving Loan Documents shall be deemed canceled, surrendered, and discharged, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Revolving Loans shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Revolving Loan Claims shall be automatically discharged, satisfied in full and released, in each case without further action by the DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders pursuant to the terms of the DIP Revolving Loans; provided, that such matters which by their express terms survive the termination of the DIP Revolving Credit Facility shall survive the occurrence of the Effective Date, including the DIP Agents’ and the DIP Lenders’ right to reimbursement and indemnification from the Debtors pursuant and subject to the terms of the DIP Credit Agreements and DIP Orders. The DIP Revolving Credit Facility Agent or DIP Revolving Loan Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

2.          DIP Term Loan Claims

Except to the extent that a Holder of an Allowed DIP Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Term Loan Claim, each Holder of such Allowed DIP Term Loan Claim shall receive the face amount of its Allowed DIP Term Loan Claim, including accrued and unpaid interest through the Effective Date at the interest rate set forth in the DIP Term Loan Credit Agreement, in indebtedness under the Exit First Lien Term Loan Facility. Contemporaneously with the foregoing payment, the DIP Term Loans and the DIP Term Loan Documents, shall be deemed canceled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Term Loan shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Term Loan Agent or the DIP Term Loan Lenders, and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Term Loan Claims shall be automatically discharged and released, in each case without further action by the DIP Term Loan Agent or the DIP Term Loan Lenders pursuant to the terms of the DIP Term Loans. The DIP Term Loan Agent and the DIP Term Loan Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

3.          Supplemental DIP Financing Facility Claims (if any)

Except to the extent that a Holder of a Supplemental DIP Financing Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Supplemental DIP Financing Facility Claim, each Holder of such Allowed Supplemental DIP Financing Facility Claim shall receive the face amount of its Supplemental DIP Financing Facility Claim in indebtedness under the Exit First Lien Term Loan Facility. Contemporaneously with the foregoing payment, the Supplemental DIP Financing Facility and the Supplemental DIP Financing Documents shall be deemed canceled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the Supplemental DIP Financing Facility shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the Supplemental DIP Financing Lenders or the Supplemental DIP Financing Agent and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the Supplemental DIP Financing Facility Claims shall be automatically discharged and released, in each case without further action by the Supplemental DIP Financing Lenders, or the Supplemental DIP Financing Agent pursuant to the terms of the Supplemental DIP Financing Facility. The Supplemental DIP Financing Agent and the Supplemental DIP Financing Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

E.            Professional Fee Claims

1.          Final Fee Applications

All final requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than the first Business Day that is sixty (60) days after the Effective Date unless otherwise ordered by the Bankruptcy Court.

2.          Professional Fee Claims Estimate

Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and unreimbursed expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such good faith estimate to the Debtors and counsel to the Required Consenting Creditors no later than five (5) Business Days prior to the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

3.          Professional Fee Escrow Account

If the Professional Fee Claims Estimate is greater than zero, as soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way (whether on account of the Exit First Lien Revolving Loan Facility, the Exit Securitization Facility, the Exit First Lien Term Loan Facility, or otherwise). The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (x) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors and (y) shall be held in trust for the Professionals; provided, that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided, that the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed limited in any way to the balance of funds held in the Professional Fee Escrow, as such amounts are solely estimates.

If the amount in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed amounts owing to Professionals, the deficiency shall be promptly funded by the Debtors or the Reorganized Debtors, as applicable, to the Professional Fee Escrow without any further action or order of the Bankruptcy Court.

4.          Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors and the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors, the Reorganized Debtors, or the Creditors’ Oversight Administrator, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

F.            Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, the applicable Reorganized Debtor agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9) of the Bankruptcy Code.

G.            Payment of U.S. Trustee Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a), together with any interest thereon pursuant to 31 U.S.C. § 3717, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first, by the Debtors or the Reorganized Debtors, as applicable.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.            Summary of Classification

Except for Administrative Claims, which include but are not limited to DIP Claims, Professional Fee Claims, Transaction Expenses and Priority Tax Claims, all Claims and Interests are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. Under the Plan, the Debtors are referenced collectively solely for purposes of describing treatment under the Plan, confirmation of the Plan and making distributions in respect of Claims against and Interests in the Debtors under the Plan. This grouping of the Debtors shall not affect any Debtor’s status as an independent and separate legal entity, alter the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets or the assumption of any liabilities. Except as otherwise provided by or permitted in the Plan, each of the Debtors shall continue to exist as a separate legal entity. The Plan shall constitute a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Class shall be treated as set forth in Article III.F.

B.         Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim / Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	First Lien Term Loan Claims	Impaired	Entitled to Vote
4	Second Lien Secured Claims	Impaired	Entitled to Vote
5	Hudson Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Subordination Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
8	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
10	Centric Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

C.            Treatment of Claims and Interests

1.         Class 1 – Other Priority Claims.

a.         Classification: Class 1 consists of Other Priority Claims.

b.         Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim and the applicable Debtor prior to the Effective Date, or the applicable Reorganized Debtor after the Effective Date, agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Other Priority Claim, each such Holder shall receive either (i) payment in full, in Cash, of the unpaid portion of its Other Priority Claim or (ii) treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, in each case, on or as soon as practicable after the later to occur of (x) the Effective Date and (y) the date such Claim becomes Allowed (or, if payment is not then due, such payment shall be paid in accordance with its terms in the ordinary course).

c.         Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Other Priority Claim is not entitled to vote to accept or reject the Plan.

2.         Class 2 – Other Secured Claims.

a.         Classification: Class 2 consists of Other Secured Claims.

a.         Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim and the applicable Debtor prior to the Effective Date, or the applicable Reorganized Debtor after the Effective Date, agree to a less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each such Holder shall receive, at the election of the applicable Debtor(s), with the consent of the Required Consenting Creditors, or the Reorganized Debtor(s), as applicable:

(i)        payment in full in Cash of the unpaid portion of such Holder’s Allowed Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, shall be paid in accordance with its terms in the ordinary course);

(ii)       Reinstatement of such Holder’s Allowed Other Secured Claim;

(iii)      the applicable Debtor’s interest in the Collateral securing such Holder’s Other Secured Claim; or

(iv)      such other treatment rendering such Holder’s Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

b.         Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Other Secured Claim is not entitled to vote to accept or reject the Plan, except to the extent the Holder of an Allowed Other Secured Claim agrees to less favorable treatment and is therefore impaired and thereby entitled to vote to accept or reject the Plan.

3.          Class 3 – First Lien Term Loan Claims. As part of a settlement under Bankruptcy Rule 9019, which settlement is conditioned on the occurrence of the Effective Date, the First Lien Term Loan Lenders and the Debtors have agreed as follows:

a.         Classification: Class 3 consists of all First Lien Term Loan Claims.

b.         Allowance: The First Lien Term Loan Claims shall be Allowed in the aggregate principal amount equal to $635,065,853.90, plus any accrued but unpaid interest, at the non-default rate under the First Lien Credit Agreement, through the Effective Date.

c.         Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of a First Lien Term Loan Claim, in each case without duplication among the Debtors, shall receive (i) the face amount of its Allowed First Lien Term Loan Claim in indebtedness under the Exit First Lien Term Loan Facility; and (ii) its Pro Rata share of thirty percent (30%) of the Reorganized Centric Equity Interests, subject to dilution by the Management Incentive Plan (if any).

d.         Voting: Class 3 is Impaired under the Plan. Each Holder of a First Lien Term Loan Claim is entitled to vote to accept or reject the Plan.

4.         Class 4 – Second Lien Secured Claims. As part of a settlement under Bankruptcy Rule 9019, which settlement is conditioned on the occurrence of the Effective Date, the Second Lien Lenders and the Debtors have agreed as follows:

a.          Classification: Class 4 consists of all Second Lien Secured Claims.

b.         Allowance: The Second Lien Loan Claims shall be Allowed in the aggregate principal amount equal to $724,240,770.19. The Second Lien Secured Claims shall be Allowed in amounts equal to the aggregate Allowed Second Lien Loan Claims less the Second Lien Deficiency Claims.

c.         Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of a Second Lien Secured Claim, in each case without duplication among the Debtors, shall receive, its Pro Rata share of seventy percent (70%) of the Reorganized Centric Equity Interests, subject to dilution by the Management Incentive Plan (if any).

d.         Voting: Class 4 is Impaired under the Plan. Each Holder of a Second Lien Secured Claim is entitled to vote to accept or reject the Plan.

5.          Class 5 – Hudson Notes Claims.

a.         Classification: Class 5 consists of all Hudson Notes Claims.

b.         Treatment: Except to the extent that a Holder of a Hudson Notes Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such Claim, each Holder of an Allowed Hudson Notes Claim shall receive its Pro Rata share of the Claims Cash Pool, determined by the amount of Allowed Hudson Notes Claims divided by the amount of Allowed Hudson Notes Claims plus the amount of Allowed General Unsecured Claims other than the Second Lien Deficiency Claims and 2024 Convertible Notes Claims, as the Second Lien Lenders and the Holders of the 2024 Convertible Notes Claims will be deemed to have waived their rights to receive any recovery on account of the Second Lien Deficiency Claim and 2024 Convertible Notes Claims, respectively, and the Second Lien Lenders will be deemed to have waived their rights under section 4 of the Hudson Notes to the turnover of any payment or distribution made to a Holder of a Hudson Notes Claim prior to the payment in full of the Second Lien Loan Claims.

c.         Voting: Class 5 is Impaired under the Plan. Each Holder of an Allowed Hudson Notes Claim is entitled to vote to accept or reject the Plan.

6.         Class 6 – General Unsecured Claims.

a.          Classification: Class 6 consists of all General Unsecured Claims.

b.          Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such Claim, each Holder of an Allowed General Unsecured Claim other than a Second Lien Deficiency Claim or 2024 Convertible Notes Claim shall receive its Pro Rata share of the Claims Cash Pool, determined by the amount of General Unsecured Claims divided by the amount of Allowed Hudson Notes Claims plus the amount of Allowed General Unsecured Claims other than the Second Lien Deficiency Claims or 2024 Convertible Notes Claims, as the Second Lien Lenders and the Holders of the 2024 Convertible Notes Claims will be deemed to have waived their rights to receive any recovery on account of the Second Lien Deficiency Claim and the 2024 Convertible Notes Claims, respectively.

c.          Voting: Class 6 is Impaired under the Plan. Each Holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

7.         Class 7 – Subordination Claims.

a.         Classification: Class 7 consists of all Subordination Claims.

b.         Treatment: Subordination Claims will be canceled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Subordination Claims will not receive any distribution on account of such Subordination Claims.

c.         Voting: Holders of Subordination Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Subordination Claims are not entitled to vote to accept or reject the Plan.

8.         Class 8 – Intercompany Claims.

a.         Classification: Class 8 consists of all Intercompany Claims.

b.         Treatment: Subject to Article III.J of the Plan, Intercompany Claims shall be, at the election of the applicable Debtor(s), with the consent of the Required Consenting Creditors, or the Reorganized Debtor(s), as applicable, either: (i) Reinstated; or (ii) canceled and released without any distribution on account of such Claims.

c.         Voting: Holders of Intercompany Claims are deemed to have accepted or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.         Class 9 – Intercompany Interests.

a.          Classification: Class 9 consists of all Intercompany Interests.

b.         Treatment: Subject to Article III.J of the Plan, Intercompany Interests shall be, at the election of the applicable Debtor(s), with the consent of the Required Consenting Creditors, or the Reorganized Debtor(s), as applicable, either: (i) Reinstated; or (ii) canceled and released without any distribution on account of such Claims.

c.         Voting: Holders of Intercompany Interests are deemed to have accepted or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

10.       Class 10 – Centric Interests.

a.          Classification: Class 10 consists of all Centric Interests.

b.         Treatment: On the Effective Date, all Centric Interests shall be canceled without any distribution on account of such Interests.

c.          Voting: Holders of Centric Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Centric Interests are not entitled to vote to accept or reject the Plan.

D.           Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

E.           Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

F.           Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

G.           Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed to have been accepted by the Holders of such Claims in such Class.

H.           Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.             Nonconsensual Confirmation

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

J.            Intercompany Claims and Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Claims and Intercompany Interests are not being received by Holders of such Intercompany Claims or Intercompany Interests on account of their Intercompany Claims or Intercompany Interests, as applicable, but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure and for purposes of tax efficiency, for the ultimate benefit of the Holders of Reorganized Centric Equity Interests, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.            No Substantive Consolidation; General Unsecured Recoveries

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan; provided that the Reorganized Debtors may consolidate Allowed General Unsecured Claims into one Estate for purposes of distributions in accordance with the Plan.

B.            Sources of Consideration for Plan Distributions

The Reorganized Debtors shall fund distributions under the Plan with (a) Cash on hand; (b)  the issuance and distribution of Reorganized Centric Equity Interests; (c) proceeds from the Exit First Lien Revolving Loan Facility; (d) proceeds from the Exit Securitization Facility; (e) proceeds from the Exit First Lien Term Loan Facility; and (f) the Tengram Payment.

C.            Plan Settlement.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness.

D.            Issuance and Distribution of Reorganized Centric Equity Interests

Upon the Effective Date, the issuance of the Reorganized Centric Equity Interests shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.

On the Effective Date, certain applicable Holders of Claims shall receive Reorganized Centric Equity Interests in exchange for their Claims in accordance with Article III.C.

All of the Reorganized Centric Equity Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the Reorganized Centric Equity Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

On the Effective Date, Reorganized Centric and each of the other Reorganized Debtors shall be a private company. Reorganized Centric and any of the Reorganized Debtors shall take all necessary action immediately on or after the Effective Date to suspend any requirement to (a) be a reporting company under the Securities Exchange Act and (b) file reports with the Securities and Exchange Commission. In order to prevent the Reorganized Debtors from becoming subject to the reporting requirements of the Securities Exchange Act, except in connection with a public offering, the Reorganized Centric Organizational Documents may impose transfer restrictions, and the Reorganized Centric Equity Interests shall be subject to transfer and other restrictions pursuant to the Reorganized Centric Organizational Documents.

For the avoidance of doubt, any claimant’s consensual receipt of Reorganized Centric Equity Interests shall be deemed as such claimant’s agreement to the Reorganized Centric Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. The Reorganized Centric Organizational Documents shall be binding on all Entities receiving, and all holders of, the Reorganized Centric Equity Interests (and their respective successors and assigns), whether any such Reorganized Centric Equity Interests is received or to be received on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to the Reorganized Centric Organizational Documents.

E.            Exit Facilities

On the Effective Date, the Exit Facilities Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facilities Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy

Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facilities Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (3) shall be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, the applicable Exit Financing Agent, or any of the applicable Exit Financing Lenders), having the priority set forth in the Exit Facilities Documents and subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

1.          Exit First Lien Revolving Loan Facility

On the Effective Date, in the event the conditions set forth in the DIP Revolving Loan Credit Agreement regarding the conversion of the DIP Revolving Loan Facility to the Exit First Lien Revolving Credit Facility have been satisfied or waived, Reorganized Centric as obligor and each of the Reorganized Debtors that are guarantors thereunder shall enter into the Exit First Lien Revolving Loan Facility, on terms set forth in the Exit First Lien Revolving Loan Facility Documents. The Exit First Lien Revolving Loan Facility shall be in an aggregate commitment amount of $275 million (the “Maximum Revolving Loan Facility Size”), which may be drawn up to an amount not to exceed the then-effective Borrowing Base (which shall be defined in a manner consistent with the “Borrowing Base” under the DIP Revolving Credit Facility, including until December 31, 2021, an overadvance line in the amount of $50 million), subject to the terms and conditions set forth in the Restructuring Term Sheet and otherwise consistent with those set forth in the DIP Revolving Loan Documents; provided that, if the Exit First Lien Revolving Loan Facility replaces the PNC Securitization Facility, the Maximum Revolving Loan Facility Size may, at the Debtors’ election, be increased on terms acceptable to the Debtors and the Required Consenting Creditors and at same or better advance rates on receivables and inventory that previously secured the PNC Securitization Facility.

Confirmation shall be deemed approval of the Exit First Lien Revolving Loan Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith) to the extent not approved by the Court previously and the Debtors and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit First Lien Revolving Loan Facility, including the Exit First Lien Revolving Loan Facility Documents

and any related documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors, with the consent of the Required Consenting Creditors, may deem to be necessary to consummate the Exit First Lien Revolving Loan Facility.

2.          Exit Securitization Facility

On the Effective Date either (i) the Reorganized Debtors shall enter into a new securitization facility with PNC and one or more providers thereof, on terms reasonably acceptable to the Debtors and the Required Consenting Creditors, or (ii) the Reorganized Debtors will enter into a new receivables financing facility with Centric Commercial Funding, L.P., on terms reasonably acceptable to the Debtors and the Required Consenting Creditors (either of the facilities described in clauses (i) or (ii), the “Exit Securitization Facility”), in each case, on terms set forth in the Exit Securitization Facility Documents.

Confirmation shall be deemed approval of the Exit Securitization Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith) to the extent not approved by the Court previously and the Debtors and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Securitization Facility, including the Exit Securitization Facility Documents and any related documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors, with the consent of the Required Consenting Creditors, may deem to be necessary to consummate the Exit Securitization Facility.

3.          Exit First Lien Term Loan Facility

Reorganized Centric as obligor and each of the Reorganized Debtors that are guarantors thereunder shall enter into the Exit First Lien Term Loan Facility on the Effective Date, on terms set forth in the Exit First Lien Term Loan Facility Documents. The Exit First Lien Term Loan Facility shall be in an aggregate principal amount equal to the sum of (a) the amount of DIP Term Loan Claims (including all PIK interest accrued thereunder through the Effective Date) plus (b) the amount of all First Lien Term Loan Claims (including all PIK interest accrued thereunder through the Effective Date).

Confirmation shall be deemed approval of the Exit First  Lien Term Loan Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith) to the extent not approved by the Court previously and the Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit First Lien Term Loan Facility, including the Exit First Lien Term Loan Facility Documents and any related documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors with the consent of the Required Consenting Creditors, may deem to be necessary to consummate the Exit First Lien Term Loan Facility.

F.            Claims Cash Pool

On the Effective Date, the Debtors shall (a) establish and fund the Claims Cash Pool Account, which shall be held in trust for Pro Rata distributions on account of Allowed General Unsecured Claims or Allowed Hudson Notes Claims as provided herein; and (b) fund the Creditors’ Oversight Administrator Escrow with the Creditors’ Oversight Administrator Funding Amount. Of the Claims Cash Pool, (a) $5,000,000 shall be deemed funded by the Holders of Second Lien Claims agreeing to allow a portion of their recoveries to be used for such funding; and (b) $900,000 shall be funded from the Tengram Payment.

The Claims Cash Pool Account (x) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors, (y) shall be held in reserve to fund distributions as provided herein, and (z) no Liens, Claims, or Interests shall encumber the Claims Cash Pool Account or Creditors’ Oversight Administrator Escrow in any way (whether on account of the Exit First Lien Revolving Loan Facility, the Exit Securitization Facility, the Exit First Lien Term Loan Facility or otherwise).

G.            Corporate Existence

Except as otherwise provided in the Plan (including with respect to any Restructuring Transaction undertaken pursuant to the Plan) or as otherwise set forth in the description of Restructuring Transactions in the Plan Supplement, the Reorganized Centric Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on and after the Effective Date, each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law) provided such modifications shall be implemented in accordance with the Restructuring Support Agreement or otherwise be in form and substance acceptable to the Required Consenting Creditors.

H.           Vesting of Assets in the Reorganized Debtors

On the Effective Date, except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or in the Plan Supplement (including, without limitation, the Released Causes of Action Schedule), all property in each Estate, Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, except as otherwise provided in the

Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

I.             Cancellation of Debt Documents and Existing Securities

On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date), except as otherwise specifically provided for in the Plan or set forth in the description of Restructuring Transactions in the Plan Supplement: (a) subject to the satisfaction of the DIP Claims in accordance with Article II.D of the Plan, the obligations of the Debtors under the First Lien Credit Agreement, PNC Sale Agreement Documents, Second Lien Credit Agreement, the 2024 Convertible Notes, the Hudson Notes, and any other certificate, equity security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be canceled solely as to the Debtors and their Affiliates, and the Reorganized Debtors, the DIP Agents, the First Lien Agents, the PNC Securitization Facility Agent, the other parties to the PNC Sale Agreement Documents, and the Second Lien Agent shall not have any continuing duties or obligations thereunder; and (b) the obligations of the Debtors and their Affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated or entered into pursuant to the Plan) shall be released and discharged; except that:

1.          DIP Credit Agreements

Until the satisfaction of the DIP Claims in accordance with Article II.D of the Plan, the DIP Credit Agreements shall continue in effect solely for the purpose of: (a) allowing the DIP Agents to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of the DIP Claims on account of such Claims, as set forth in Article IV of the Plan; (b) preserving the DIP Agents’ and the DIP Lenders’ right to all amounts due under the DIP Credit Agreements or the DIP Orders; and (c) preserving the DIP Agents’ and the DIP Lenders’ right to reimbursement and indemnification from the Debtors pursuant and subject to the terms of the DIP Credit Agreements and the DIP Orders; provided that any Claim or right to payment on account of such indemnification shall be an Administrative Claim regardless of whether such Claim or right to payment was filed by the Administrative Claim Bar Date.

2.          First Lien Credit Agreement

The First Lien Credit Agreement shall continue in effect solely for the purpose of: (a) allowing the First Lien Agents to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 3 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the First Lien Agents’ right to payment of its fees and expenses, and allowing the First Lien Agents to exercise any charging lien for the payment of its fees and expenses and for indemnification, pursuant to the terms of the First Lien Credit Agreement; and (c) preserving the right of the First Lien Agents to indemnification from the Debtors pursuant and subject to the terms of the First Lien Credit Agreement.

3.          Second Lien Credit Agreement

The Second Lien Credit Agreement shall continue in effect solely for the purpose of: (a) allowing the Second Lien Agent to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 4 (with respect to the Second Lien Secured Claims) and, to the extent applicable, in Class 5 and Class 6 (with respect to the Second Lien Deficiency Claims) on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the Second Lien Agent’s right to payment of its fees and expenses, and allowing the Second Lien Agent to exercise its charging lien for the payment of its fees and expenses and for indemnification, pursuant to the terms of the Second Lien Credit Agreement; and (c) preserving the right of the Second Lien Agent to indemnification from the Debtors pursuant and subject to the terms of the Second Lien Credit Agreement.

4.          Miscellaneous

The foregoing provisos in Article IV.I shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; and nothing in this Article IV.I shall effect a cancellation of any Reorganized Centric Equity Interests, Intercompany Interests, or Intercompany Claims which shall be effective as of the Effective Date.

On the Effective Date, each Holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such Holder of such Claim. Such surrendered certificate or instrument shall be deemed canceled as set forth in, and subject to the exceptions set forth in, this Article IV.I.

J.            Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan or as set forth in the description of Restructuring Transactions in the Plan Supplement, shall be deemed authorized and approved by the Bankruptcy Court in all respects,  including,  as applicable:   (a) the issuance of the Reorganized Centric Equity Interests; (b) the selection of the directors and officers for Reorganized Centric and each of the other Reorganized Debtors; (c) implementation of the Restructuring Transactions; (d) the appointment of the Creditors’ Oversight Administrator; and (e) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized Centric and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized Centric, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Centric, or the other Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors, Reorganized Centric, or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of Reorganized Centric and the other Reorganized Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.J shall be effective notwithstanding any requirements under non-bankruptcy law.

K.            Restructuring Transactions

As soon as reasonably practicable following the Confirmation Date, the Debtors may take all actions as may be necessary or appropriate (x) prior to the Effective Date, in the Debtors’ discretion, subject to the prior written consent of the Required Consenting Creditors, or (y) on or after the Effective Date, in the Reorganized Debtors’ discretion to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (such transactions, the “Restructuring Transactions”). The Restructuring Transactions may include one or more of the following: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; and (d) all other actions that the Debtors determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Restructuring Transactions and any documents related thereto shall, prior to the Effective Date, be subject to the consent of the Required Consenting Creditors. To the extent known, any such Restructuring Transactions will be summarized in the description of Restructuring Transactions in the Plan Supplement, and in all cases, such transactions shall be subject to the terms and conditions of this Plan and the Restructuring Documents and any consents or approvals required hereunder or thereunder.

L.            Reorganized Centric Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, on the Effective Date, the Reorganized Debtors will file the Reorganized Centric Organizational Documents as are required to be filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Reorganized Centric Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective Reorganized Centric Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the Reorganized Centric Organizational Documents.

M.           Exemption from Certain Taxes and Fees

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of any transfer of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the Reorganized Centric Equity Interests, and any and all other notes, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with this Plan, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

N.            Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII and the Released Causes of Action Schedule, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and all Avoidance Actions, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to Article VIII or pursuant to the Released Causes of Action Schedule.

O.           Creditors’ Oversight Administrator

The Committee shall appoint, as of the Effective Date, a Creditors’ Oversight Administrator with duties limited to (a) certain rights with respect to the reconciliation, allowance, and settlement of Claims by or on behalf of (and in consultation with) the Reorganized Debtors; provided, however, that in accordance with Article VII.B, the Reorganized Debtors shall have the exclusive authority to file, withdraw, or litigate to judgment objections to Claims, and the Creditors’ Oversight Administrator shall not have an independent right to file objections to Claims; (b) consultation rights with respect to the distributions to the Holders of Allowed General Unsecured Claims and Allowed Hudson Notes Claims as provided herein; (c) appearing before and being heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the foregoing duties; and (d) such other matters as may be agreed upon between the Debtors, the  Committee  and  the  Required  Consenting  Creditors,  and  the  Reorganized  Debtors  (as

applicable). For the avoidance of doubt, notwithstanding anything to the contrary herein, the Causes of Action preserved in accordance with Article IV.N shall vest in the Reorganized Debtors in accordance with Article IV.H.

On the Effective Date, the Debtors shall establish and fund the Creditors’ Oversight Administrator Escrow with the Creditors’ Oversight Administrator Funding Amount.

The Creditors’ Oversight Administrator may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out the duties as limited above, including any professionals retained in these Chapter 11 Cases. The fees and expenses of the Creditors’ Oversight Administrator shall be funded by the Creditors’ Oversight Administrator Escrow. For the avoidance of doubt, the Debtors and Reorganized Debtors shall not be liable for any costs or expenses of the Creditors’ Oversight Administrator.

The Creditors’ Oversight Administrator shall be a fiduciary to Holders of General Unsecured Claims and Holders of Hudson Notes Claims. The Creditors’ Oversight Administrator shall have no liability to the Reorganized Debtors, Holders of General Unsecured Claims, and Holders of Hudson Notes Claims for any acts or omissions in his capacity as Creditors’ Oversight Administrator, other than for any act or omission that constitutes fraud, gross negligence or willful misconduct as determined by a Final Order of a court of competent jurisdiction. Upon the resolution of all disputed General Unsecured Claims, the Creditors’ Oversight Administrator shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

P.            Insurance Policies

1.          Director and Officer Liability Insurance

The D&O Liability Insurance Policies shall be treated as Executory Contracts, notwithstanding anything in the Plan to the contrary, and effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or prior to the Petition Date pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such D&O Liability Insurance Policy (or “tail policy,” as applicable). Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, any agreements, documents, and instruments related thereto, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, except for indemnification obligations (if any).

The Debtors or the Reorganized Debtors shall not terminate or otherwise reduce or take any action that would in any way impair the coverage provided under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date. On the Effective Date, the Reorganized Debtors shall obtain a D&O Liability Insurance Policy with respect to the Reorganized Debtors on terms and at an expense reasonably acceptable to the Debtors and the Reorganized Centric Board.

2.          Other Insurance Policies

From and after the Effective Date, each of the Debtors’ insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article V of the Plan. Nothing in the Plan shall affect, impair or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the insureds, and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.

Q.            Management Incentive Plan

All existing bonus and equity incentive plans and programs of the Debtors will be terminated. The Management Incentive Plan, if any, will be established by the Reorganized Centric Board on or after the Effective Date.

R.            Employee Benefits

1.          Workers’ Compensation Programs

As of the Effective Date, the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’: (1) written contracts, agreements, and agreements of indemnity, in each case relating to workers’ compensation, (2) self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and (3) workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn and expunged with prejudice automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans.

2.          Retiree Benefits

Pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.            Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed rejected by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (a) those that are identified on the Assumed Executory Contracts and Unexpired Leases Schedule; (b) those that have been previously rejected by a Final Order; (c) those that have been previously assumed by a Final Order; (d) those that are the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) those that are subject to a motion to assume or reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such assumption or rejection is after the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections, assumptions, or assumptions and assignments of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Assumed Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.

Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

Each executory contract and unexpired lease assumed pursuant to this Article V and the Assumed Executory Contracts and Unexpired Leases Schedule or by Bankruptcy Court order shall revest in and be fully enforceable by the applicable Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law. To the maximum extent permitted by law, to the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such executory contract or unexpired lease (including, without limitation, any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto. Any party that fails to timely file a Cure Claim on the basis that consent to assume or assume and assign the applicable executory contract is a condition to such assumption or assumption and assignment, shall be deemed to have consented to the assumption or assumption and assignment, as applicable, of such contract.

B.            Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Bankruptcy Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, the Creditors’ Oversight Administrator, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.C.6.

C.            Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the Effective Date, subject to the limitation described in the following paragraph, or on such other terms as the Debtors, with the consent of the Required Consenting Creditors, or the Reorganized Debtors, as applicable, to such Executory Contract or Unexpired Lease may otherwise agree. No later than the date on which the Plan Supplement is Filed, to the extent not previously Filed with the Bankruptcy Court and served on affected counterparties, the Debtors shall provide for notices of proposed assumption and proposed Cure Claims to be filed and served upon applicable contract and lease counterparties (and upon such Entities’ counsel, if known), together with procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a Executory Contract or Unexpired Lease counterparty to a proposed assumption, assumption and assignment, or related Cure Claim must be filed, served, and actually received by the Debtors by the date on which objections to Confirmation are due. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on the Effective Date or as soon as practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of such Cure Claim, as applicable; provided that nothing herein shall prevent the Reorganized Debtors, from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Reorganized Debtors may settle any Cure Claim on account of any Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.            Dispute Resolution

In the event of a timely filed objection regarding (a) the amount of any Cure Claim, (b) the ability of the Reorganized Debtors or any assignee, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, action shall be taken following the entry of a Final Order or Final Orders resolving the dispute and approving the assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

E.            Indemnification Obligations and Advancement Obligations

Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation and Advancement Obligation shall be assumed by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.

The Debtors or Reorganized Debtors, as applicable, shall assume the Indemnification Obligations and Advancement Obligations for the current and former directors, officers, managers, employees, and other professionals of the Debtors that are Released Parties, in their capacities as such. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification obligations and advancement obligations (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend or restate any Reorganized Centric Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ Indemnification Obligations or Advancement Obligations.

F.            Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, and supplements to, or restatements of, prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.            Reservation of Rights

Neither the inclusion of any Executory Contract or Unexpired Lease on the Debtors’ Schedules, or the Assumed Executory Contracts and Unexpired Leases Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

H.            Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.            Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or the Initial Unsecured Claims Distribution Date, as applicable, or as soon as reasonably practicable thereafter (or, (a) if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter or (b) with respect to General Unsecured Claims and Hudson Notes Claims, if such Claim is not an Allowed Claim on the Initial Unsecured Claims Distribution Date, on the next Quarterly Unsecured Claims Distribution Date), the Distribution Agent shall make distributions under the Plan on account of each Holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are disputed Claims, distributions on account of any such disputed Claims shall be made pursuant to the provisions set forth in Article VII. Except as specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

On the Effective Date, the Reorganized Centric Equity Interests shall be distributed pursuant to the terms set forth herein.

B.            Rights and Powers of Distribution Agent

1.          Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.          Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable and documented fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable and documented compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

C.            Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a disputed Claim until all such disputes in connection with such disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

D.            Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.          Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2.          Delivery of Distributions

a.          Delivery of Distributions on account of General Unsecured Claims and Hudson Notes Claims

Except as otherwise provided herein, on the Initial Unsecured Claims Distribution Date, the Distribution Agent shall make distributions to Holders of Allowed General Unsecured Claims and Holders of Allowed Hudson Notes Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided that the address for each Holder of an Allowed General Unsecured Claim or Allowed Hudson Notes Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder, or, if no Proof of Claim has been Filed, the address set forth in the Schedules. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

On each Quarterly Unsecured Claims Distribution Date or as soon thereafter as is reasonably practicable, the Distribution Agent, in consultation with the Creditors’ Oversight Administrator, shall make the distributions required to be made on account of Allowed General Unsecured Claims and Allowed Hudson Notes Claims under the Plan on such date. Any distribution that is not made on the Initial Unsecured Claims Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that distribution is not an Allowed Claim on such date shall be distributed on the first Quarterly Unsecured Claims Distribution Date after such Claim is Allowed. No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Unsecured Claims Distribution Date in accordance with Article VI.A.

b.          Delivery of Distributions on account of First Lien Term Loan Claims

All distributions to Holders of First Lien Term Loan Claims shall be deemed completed when made to (or at the direction of) the First Lien Term Loan Agent, which shall be deemed to be the Holder of all First Lien Term Loan Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the First Lien Term Loan Agent shall cause such distributions to or on behalf of such Holders to be made in accordance with the First Lien Credit Agreement. If the First Lien Term Loan Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the First Lien Term Loan Agent, shall make such distributions to the extent practicable to do so. The Reorganized Debtors shall reimburse the First Lien Term Loan Agent for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

c.          Delivery of Distributions on account of Second Lien Secured Claims

All distributions to Holders of Second Lien Secured Claims shall be deemed completed when made to (or at the direction of) the Second Lien Agent, which shall be deemed to be the Holder of all Second Lien Secured Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the Second

Lien Agent shall cause such distributions to be made to or on behalf of such Holders in accordance with the Second Lien Credit Agreement. If the Second Lien Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Second Lien Agent’s cooperation, shall make such distributions to the extent practicable to do so. The Reorganized Debtors shall reimburse the Second Lien Agent for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

3.          No Fractional Shares

No fractional shares or units of Reorganized Centric Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of Reorganized Centric Equity Interests that is not a whole number, such Reorganized Centric Equity Interests shall be rounded as follows: (a) fractions of greater than one-half shall be rounded to the next higher whole number and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized Reorganized Centric Equity Interests to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

4.          Minimum Distributions

Holders of Allowed Claims entitled to Cash distributions of $250 or less shall not receive such distributions, and each such Claim to which this limitation applies shall be discharged pursuant to Article VIII and its Holder is forever barred pursuant to Article VIII from asserting that Claim against the Reorganized Debtors or their property.

5.          Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then- current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the time of such distribution. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.D.4, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred.

A distribution shall be deemed unclaimed if a holder has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the

Debtors’ or the Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

E.            Securities Registration Exemption

Except with respect to the Reorganized Centric Equity Interests underlying the Management Incentive Plan, which will be issued pursuant to another available exemption from registration under the Securities Act and other applicable law, all Reorganized Centric Equity Interests issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in accordance with section 1145 of the Bankruptcy Code. Reorganized Centric Equity Interests issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized Centric Equity Interests issued pursuant to section 1145 of the Bankruptcy Code are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and are freely tradable and transferable by any holder thereof (a) subject to (1) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (2) the restrictions, if any, on the transferability of such securities and instruments, including any restrictions on the transferability under the terms of the Reorganized Centric Organizational Documents, and (3) applicable regulatory approval and (b) that (1) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired the Reorganized Centric Equity Interests from an “affiliate” within one year of such transfer, and (4) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. Reorganized Centric Equity Interests issued to Holders of First Lien Term Loan Claims and Holders of Second Lien Secured Claims (as applicable) hereunder, in each case in exchange for such Claims, shall be issued in reliance on section 1145 of the Bankruptcy Code, as applicable hereunder.

Notwithstanding anything to the contrary in the Plan, no entity may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized Centric Equity Interests are exempt from registration.

F.            Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, Reorganized Centric, the Reorganized Debtors, and the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Debtors shall consult and cooperate with the Required Consenting Creditors in good faith to structure the Restructuring Transactions in a manner that will mitigate or eliminate any withholding obligations. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

G.            Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

H.            No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not be paid on any Claims (including, without limitation, with respect to the First Lien Loan Claims) and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim for purposes of distributions under this Plan.

I.             Setoffs and Recoupment

Except as otherwise expressly provided herein, the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim it may have against the Holder of such Claim. In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless: (a) the Debtors have consented (which consent shall not be unreasonably withheld), or (b) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date and that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise, or (c) such Holder timely Filed a Proof of Claim asserting any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

J.             Claims Paid or Payable by Third Parties

1.          Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.          Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Notice and Claims Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.          Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.            Allowance of Claims

Subsequent to the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses with respect to any Claim held by such Debtor immediately before the Effective Date (unless such Claim is deemed Allowed pursuant to the Plan or the Confirmation Order). Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), allowing such Claim. For the avoidance of doubt, there is no requirement to file a Proof of Claim (or move the Court for allowance) to be an Allowed Claim under the Plan.

B.            Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, shall, and shall have the exclusive authority to: (a) File, withdraw, or litigate to judgment objections to Claims; (b) settle or compromise any disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; provided, however, that in the event a settlement or compromise is valued at over $1,000,000, the Reorganized Debtors shall provide three (3) days’ written notice of the settlement or compromise to the Creditors’ Oversight Administrator, and the Creditors’ Oversight Administrator shall have the opportunity to object to the proposed settlement or compromise; provided, further, that if the Creditors’ Oversight Administrator and Reorganized Debtors cannot resolve any such objection, the Reorganized Debtors  may  seek  approval of the  settlement  or  compromise  from the Bankruptcy Court; and (c) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, from and after the Effective Date, (i) the authority to File objections to Claims shall otherwise remain  subject  to  the provisions of section 502(a) of the Bankruptcy Code; and (ii) except as otherwise provided herein, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.N.

C.            Estimation of Claims

The Debtors, prior to the Effective Date, or the Reorganized Debtors, subsequent to the Effective Date, may at any time request that the Bankruptcy Court estimate any disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during any appeal relating to such objection. In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.            Adjustment to Claims Register Without Objection

Any duplicate Claim or any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors upon stipulation between the impacted Holder of any Claim and the Debtor or Reorganized Debtor, as applicable, without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.            Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Deadline, as such deadline may be extended from time to time.

F.            Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

G.            Amendments to Claims

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors.

H.            Distributions After Allowance

To the extent that a disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of a court of competent jurisdiction allowing any disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date.

I.             Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.            Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.            Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

C.            Debtor Release

As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Restructuring Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in the Plan, including the Retained Causes of Action Schedule, or in the Confirmation Order, to the maximum extent permitted under applicable law, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the extent permitted by law, by the Debtors and their Estates, the Reorganized Debtors, and each of their respective current and former Affiliates from any and all Claims, Interests, Causes of Action, obligations, suits, judgments, damages, demands, debts, rights, remedies, losses, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, or the Reorganized Debtors (as the case may be), or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, or the Reorganized Debtors (as the case may be), or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, their business or operations, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors (as the case may be), the First Lien Loans, the Second Lien Loans, the 2020 Term Loans, the 2024 Convertible Notes, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, Causes of Action, the business or contractual arrangements between any of the Debtors and any Released Party, the Restructuring and each of the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the DIP Facilities, the PNC Securitization Facility, the L/C Facility, the Exit Facilities, the Restructuring Support Agreement, the Plan, including the issuance or distribution of Reorganized Centric Equity Interests pursuant to the Plan or the distribution of property under the Plan, the Plan Supplement, and related agreements, instruments, and other documents (including the Restructuring Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan related or relating to the foregoing; provided, for the avoidance of doubt, that this Debtor Release does not release the Claims and Causes of Action identified on the Retained Causes of Action Schedule.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors’ Estates and all Holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.            Third Party Release

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Restructuring Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in the Plan or in the Confirmation Order for the Plan, to the maximum extent permitted under applicable law, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all Claims and Interests, Causes of Action, obligations, suits, judgments, damages, demands, debts, rights, remedies, losses, and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, or the Reorganized Debtors (as the case may be), or their estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, determined or determinable, disputed or undisputed, existing or hereinafter arising, in law, equity, or otherwise, that such Holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or the Reorganized Debtors (as the case may be), or their estates, their business or operations, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors (as the case may be), the First Lien Loans, the Second Lien Loans, the 2020 Term Loans, the 2024 Convertible Notes, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, Causes of Action, the business or contractual arrangements between any of the Debtors and any Released Party, the Restructuring and each of the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the DIP Facilities, the PNC Securitization Facility, the L/C Facility, the Exit Facilities, the Restructuring Support Agreement, the Plan, including the issuance or distribution of Reorganized Centric Equity Interests pursuant to the Plan or the distribution of property under the Plan, the Plan Supplement, and related agreements, instruments, and other documents (including the Restructuring Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan related or relating to the foregoing, except for any act or omission that constitutes fraud, gross negligence or willful misconduct as determined by a Final Order of a court of competent jurisdiction.

Notwithstanding any language to the contrary contained in the Plan, Disclosure Statement, or Confirmation Order, no provision of the Plan or Confirmation Order shall (i) preclude the Securities and Exchange Commission from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the Securities and Exchange Commission from commencing or continuing any Claims, Causes of Action, proceedings or investigations against any non-debtor Person or non-debtor Entity in any forum.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Third Party Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third Party Release.

E.            Exculpation

Except as otherwise specifically provided in the Plan, to the maximum extent permitted under applicable law, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, in whole or in part, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the DIP Facilities, the PNC Securitization Facility, the L/C Facility, the Exit Facilities, the Disclosure Statement, the Plan, or the Restructuring, any contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for Claims or Causes of Action arising from to an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects all parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.            Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR OBLIGATIONS ISSUED OR REQUIRED TO BE PAID PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO THE PLAN, DISCHARGED PURSUANT TO THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO THE PLAN, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (B)  ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON  ACCOUNT  OF OR IN  CONNECTION  WITH  OR WITH  RESPECT TO  ANY   SUCH

CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS EITHER (1) TIMELY FILED A PROOF OF CLAIM ASSERTING A RIGHT OF SETOFF, OR (2) TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

G.            Subordination Rights

The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code, the DIP Term Loan/1L Term Loan Intercreditor Agreement, the Prepetition Intercreditor Agreement or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. All subordination rights that a Holder of a Claim may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective property, and Claim and Interest Holders and is fair, equitable, and reasonable.

H.            Release of Liens

Except (a) with respect to the Liens securing (1) the Exit Facilities and (2) to the extent elected by the Debtors, with the consent of the Required Consenting Creditors with respect to an Allowed Other Secured Claim in accordance with Article III.C.2, or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.            Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or occur in conjunction with the occurrence of the Effective Date (or shall be waived pursuant to Article IX.B):

1.          The Bankruptcy Court shall have entered (a) the Confirmation Order, that is a Final Order, (b) the Disclosure Statement Order, and (c) the DIP Orders, each consistent with the terms of the Restructuring Support Agreement and in form and substance reasonably acceptable to the Debtors and Required Consenting Creditors, and, solely with respect provisions in the Confirmation Order that (a) impact the treatment of Holders of Claims in Class 5 and Class 6 or (b) relate to the Creditors’ Oversight Administrator, reasonably acceptable to the Committee, and each such Order shall not be stayed, modified, revised, or vacated and shall not be subject to any pending appeal;

2.          The DIP Credit Agreements shall be in full force and effect in accordance with their terms, the parties thereto shall be in compliance therewith (including, without limitation, with respect to the minimum liquidity covenants contained therein), and no Termination Event (as defined in the DIP Orders) or Event of Default (as defined in the applicable DIP Credit Agreement) shall have occurred and be continuing, unless, solely in the case of the DIP Revolving Credit Facility, the obligations under such DIP Facility have been repaid in full;

3.          The Plan Supplement shall have been filed and be consistent with the Restructuring Support Agreement and the Restructuring Term Sheet and otherwise reasonably acceptable to the Debtors and the Required Consenting Creditors;

4.          The Professional Fee Escrow shall have been established and funded in Cash in accordance with Article II.E.3;

5.          The Claims Cash Pool Account shall have been established and funded in Cash in accordance with Article IV.F;

6.          The Creditors’ Oversight Administrator Escrow shall have been established and funded in Cash in accordance with Article IV.O;

7.          All documentation related to the Exit Facilities shall have been executed and delivered by each Entity party thereto, the Debtors shall have issued the indebtedness contemplated thereby, and any conditions precedent related thereto (including any minimum liquidity covenants contained therein) shall have been waived or satisfied prior to or contemporaneously with the occurrence of the Effective Date;

8.          The Exit Securitization Facility shall have been obtained in accordance with Article IV.E.2, and any conditions precedent related thereto shall have been waived or satisfied prior to or contemporaneously with the occurrence of the Effective Date;

9.          The 2020 Term Loans shall have been indefeasibly paid in full in cash;

10.        The Reorganized Centric Equity Interests shall have been issued pursuant to the terms of the Plan and the Restructuring Support Agreement;

11.        All accrued and unpaid Transaction Expenses incurred up to (and including) the Effective Date shall be paid in full in Cash;

12.        The Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

13.        The Consenting Second Lien Lenders, Holders of DIP Term Loan Claims, and their Affiliates shall not have acquired (i) more than twenty-five percent (25%) of the outstanding principal amount of the First Lien Revolving Loan Claims; (ii) more than twenty-five percent (25%) of the outstanding principal amount of the First Lien Term Loan Claims; and/or (iii) more than twenty-five percent (25%) of the combined outstanding principal amount of the First Lien Term Loan Claims and DIP Term Loan Claims; and

14.        All authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the transactions contemplated herein shall have been obtained, not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on any of the transactions contemplated herein.

B.            Waiver of Conditions

The conditions to the Effective Date of the Plan set forth in this Article IX (except for the condition that the Confirmation Order shall have been entered) may be waived only by consent of the Debtors, with the written consent of the Required Consenting Creditors, and, solely with respect to the conditions to the Effective Date set forth in Article IX.A.4 (regarding the Professional Fee Escrow) and Article IX.A.6 (regarding the Creditors’ Oversight Administrator Escrow), with the written consent of the Committee, not to be unreasonably withheld, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

C.            Conditions Precedent to Certain Debtor Releases

The Debtor Releases provided in Article VIII.C of the Plan shall be effective with respect to Tengram and the Tengram Directors only upon the payment of the Tengram Payment to the Claims Cash Pool.

D.            Substantial Consummation

“Substantial consummation” of the Plan, as defined by section 1102(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

E.            Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.            Modification and Amendments

The Debtors, with the consent of the Required Consenting Creditors in accordance with the Restructuring Support Agreement and upon consultation with the Committee, reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, with the consent of the Required Consenting Creditors and upon consultation with the Committee, expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.            Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or Plan resolicitation under Bankruptcy Rule 3019.

C.            Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims or the non-Debtor subsidiaries; or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity, including the non-Debtor subsidiaries.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.          allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters;

2.          decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.          resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, cure costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V, any Executory Contracts or Unexpired Leases to the schedule of Executory Contracts and Unexpired Leases to be assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.          ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.          adjudicate controversies, if any, with respect to distributions to Holders of Allowed Claims;

6.          adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

7.          adjudicate, decide, or resolve any and all matters related to Causes of Action;

8.          adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

9.          enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

10.        enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

11.        resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12.        issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

13.        resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

14.        resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J.1;

15.        enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16.        determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

17.        adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

18.        hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

19.        determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

20.        hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.        hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code;

22.        hear and resolve any disputes arising from or relating to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004, or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

23.        hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination or change of employment, change in the terms and conditions of employment, or the termination or change of any employee benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

24.        to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

25.        recover all assets of the Debtors and property of the Estates, wherever located;

26.        determine such other matters and for such other purposes as may be provided in the Confirmation Order;

27.        enforce all orders previously entered by the Bankruptcy Court;

28.        hear any other matter not inconsistent with the Bankruptcy Code;

29.        enter an order concluding or closing the Chapter 11 Cases; and

30.        enforce the injunction, release, and exculpation provisions set forth in Article VIII.

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.            Immediate Binding Effect

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.            Additional Documents

On or before the Effective Date, the Debtors, with the consent of the Required Consenting Creditors (such consent not to be unreasonably withheld), may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.            Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order in accordance with Article IX.A.1 hereof. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

D.            Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

E.            Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors, the Required Consenting Creditors, and the Committee shall be served on:

Debtors:	Centric Brands Inc. 350 Fifth Avenue New York, NY 10118 Attn: Andrew Tarshis, General Counsel E-mail address: ATarshis@CentricBrands.com with copies to:
Counsel to Debtors	Ropes & Gray LLP 1211 6th Ave New York, NY 10036 Attn: Gregg M. Galardi; Cristine Pirro Schwarzman E-mail address: Gregg.Galardi@ropesgray.com; Cristine.Schwarzman@ropesgray.com
Counsel to the Committee	McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173-1922 Attn: Timothy W. Walsh; Kristin K. Going E-mail address: Twwalsh@mwe.com; Kgoing@mwe.com
Counsel to the Consenting First Lien Lenders	Latham & Watkins, LLP 330 N Wabash Ave Chicago, IL 60611 Attn: Richard A. Levy; E-mail address: richard.levy@lw.com
Counsel to the Consenting DIP Revolving Loan Lenders	Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110-1726 Attn: Julia Frost-Davies E-mail address: julia.frostdavies@morganlewis.com
Counsel to the Consenting Second Lien Lenders

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attn: Ira S. Dizengoff; Philip C. Dublin; Brad

M. Kahn

E-mail address: idizengoff@akingump.com;

pdublin@akingump.com;

bkahn@akingump.com

F.            Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

G.            Entire Agreement

The Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order.

H.            Non-severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable, provided that at the request of the Debtors, with the reasonable consent of the Required Consenting Creditors, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be acceptable to the Debtors, with the reasonable consent of the Required Consenting Creditors. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without consent from the Debtors, with the reasonable consent of the Required Consenting Creditors; and (c) non-severable and mutually dependent.

I.             Dissolution of Committee

On the Effective Date, the Committee and any other official committees appointed in the Chapter 11 Cases will dissolve; provided, however, that, following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Committee is a party. Upon the dissolution of the Committee, the Committee Members and their respective Professionals will cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date, except for the limited purposes identified above.

Respectfully submitted, as of September 18, 2020
Centric Brands Inc.
Added Extras LLC
American Marketing Enterprises Inc.
Briefly Stated Holdings, Inc.
Briefly Stated Inc.
Centric Bebe LLC
Centric Brands Holding LLC
DBG Holdings Subsidiary Inc.
DBG Subsidiary Inc.
DFBG Swims, LLC
F&T Apparel LLC
Centric Accessories Group LLC
Centric Beauty LLC
Centric Denim Retail LLC
Centric Denim USA, LLC
Centric Jewelry Inc.
Centric Socks LLC
Centric West LLC
Centric-BCBG LLC
Centric-BCBG Retail LLC
HC Acquisition Holdings, Inc.
Hudson Clothing, LLC
Hudson Clothing Holdings, Inc.
Innovo West Sales, Inc.
KHQ Athletics LLC
KHQ Investment LLC
Lotta Luv Beauty LLC
Marco Brunelli IP, LLC
RG Parent LLC
RGH Group LLC
Robert Graham Designs, LLC
Robert Graham Holdings, LLC
Robert Graham Retail LLC
Rosetti Handbags and Accessories, Ltd.
VZI Investment Corp.

	By:	/s/ Joseph J. Sciametta
Name: Joseph J. Sciametta
Title: Chief Restructuring Officer

Exhibit 2

Confirmation and Effective Date Notice

Ropes & Gray LLP

Gregg M. Galardi

Cristine Pirro Schwarzman

Daniel G. Egan

Emily Kehoe

1211 Avenue of the Americas

New York, New York 10036-8704

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

Counsel to the Debtors and Debtors in Possession

In re:	Chapter 11

Centric Brands Inc., et al.,[1]	Case No. 20-22637 (SHL)

Debtors.	(Jointly Administered)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING

THE FIFTH AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION CENTRIC BRANDS INC. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [September      , 2020], the United States Bankruptcy Court for the Southern District of New York (the “Court”), entered an order [Docket No. [●]] (the “Confirmation Order”) confirming the Fifth Amended Joint Chapter 11 Plan Of Reorganization Centric Brands Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 625] (with all supplements and exhibits thereto, the “Plan”).2

1     The Debtors in these chapter 11 cases, for which joint administration has been granted, along with the last four digits of their federal tax identification numbers, are as follows: Centric Brands Inc. (8178); Added Extras LLC (5851); American Marketing Enterprises Inc. (9672); Briefly Stated Holdings, Inc. (9890); Briefly Stated Inc. (6765); Centric Bebe LLC (2263); Centric Brands Holding LLC (3107); DBG Holdings Subsidiary Inc. (4795); DBG Subsidiary Inc. (6315); DFBG Swims, LLC (8035); F&T Apparel LLC (9183); Centric Accessories Group LLC (3904); Centric Beauty LLC (8044); Centric Denim Retail LLC (1013); Centric Denim USA, LLC (9608); Centric Jewelry Inc. (6431); Centric Socks LLC (2887); Centric West LLC (3064); Centric-BCBG LLC (5700); Centric-BCBG Retail LLC (4915); HC Acquisition Holdings, Inc. (4381); Hudson Clothing, LLC (2491); Hudson Clothing Holdings, Inc. (4298); Innovo West Sales, Inc. (8471); KHQ Athletics LLC (7413); KHQ Investment LLC (0014); Lotta Luv Beauty LLC (0202); Marco Brunelli IP, LLC (0227); RG Parent LLC (4002); RGH Group LLC (9853); Robert Graham Designs, LLC (1207); Robert Graham Holdings, LLC (0213); Robert Graham Retail LLC (7152); Rosetti Handbags and Accessories, Ltd. (2905); and VZI Investment Corp. (5233).

2     Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE  TAKE FURTHER NOTICE that  the Effective Date of the Plan occurred on [●].

PLEASE TAKE FURTHER NOTICE that pursuant to Article V.B of the Plan, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Court within 30 days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, or the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary.

PLEASE TAKE FURTHER NOTICE that, except with respect to Administrative Claims that are Professional Fee Claims, Transaction Expenses, PNC Securitization Facility Claims or DIP Claims, and except as otherwise provided in Article II.A of the Plan, requests for payment of Allowed Administrative Claims other than requests for payment of Administrative Claims arising in the ordinary course of business must be Filed with the Court and served on the Reorganized Debtors by [●] (the “Administrative Claims Bar Date”), which is the first Business Day that is 60 days following the Effective Date, except as specifically set forth in the Plan or a Final Order, including the Claims Bar Date Order. HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, OR THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY AND ASSETS AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE.

PLEASE TAKE FURTHER NOTICE that, unless otherwise ordered by the Court, all final requests for payment of Professional Fee Claims must be Filed with the Court no later than [●], which is the first Business Day that is sixty (60) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that the Plan, the Plan Supplement, the Confirmation Order, and copies of all documents filed in these chapter 11 cases are available free

2

of charge by visiting https://cases.primeclerk.com/centricbrands or by calling the Debtors’ restructuring hotline at (844) 974-2131 (domestic) and (929) 955-3419 (international). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: http://www.nysb.uscourts.gov.

Dated: , 2020		ROPES & GRAY LLP
New York, New York
/s/ Draft
Gregg M. Galardi
Cristine Pirro Schwarzman
Daniel G. Egan
Emily Kehoe
1211 Avenue of the Americas
New York, New York 10036
Telephone: (212) 596-9000
Facsimile: (212) 596-9090
	E-mail:	gregg.galardi@ropesgray.com
cristine.schwarzman@ropesgray.com
daniel.egan@ropesgray.com
emily.kehoe@ropesgray.com

Counsel to the Debtors and Debtors in Possession

3